Exhibit 10.1

TEVA GLOBAL OPIOID SETTLEMENT AGREEMENT

I.	Definitions	2

II.	Participation by States and Condition to Preliminary Agreement	17

III.	Cessation of Litigation Activities	18

IV.	Injunctive Relief	19

V.	Release	19

VI.	Monetary Relief Overview and Maximum Payments	24

VII.	Annual Payments to Settlement Fund	25

VIII.	Allocation and Use of Settlement Funds	36

IX.	Settlement Product	43

X.	Participation by Subdivisions and Special Districts	44

XI.	Condition to Effectiveness of Agreement and Filing of Consent Judgment	48

XII.	Potential Payment Adjustments	49

XIII.	Additional Restitution Amount	50

XIV.	Plaintiffs’ Attorneys’ Fees and Costs	50

XV.	Enforcement and Dispute Resolution	50

XVI.	Miscellaneous	56

TEVA GLOBAL OPIOID SETTLEMENT AGREEMENT

Whereas, the Settling States, Participating Subdivisions, Participating Special Districts, and Teva (as those terms are defined below) share a common desire to resolve disputes between them relating to opioid medications according to the terms set out in this agreement dated as of November 22, 2022 (the “Agreement”);

Whereas, the Parties, Participating Subdivisions, and Participating Special Districts agree and understand that upon satisfaction of the conditions set forth in Sections II and XI, this Agreement will be binding on the Settling States, Teva, Participating Subdivisions, and Participating Special Districts;

Whereas, the Parties, Participating Subdivisions, and Participating Special Districts agree and understand that this Agreement will then be filed as part of Consent Judgments in the respective courts of each of the Settling States, pursuant to the terms set forth in Section III;

Whereas, the Parties, Participating Subdivisions, and Participating Special Districts agree and understand that they shall at all times act in good faith to implement and execute their obligations under this Agreement and shall not act in any way to purposefully frustrate the right of any party to receive the benefits due under the Agreement;

Whereas, it is recognized that Naloxone Hydrochloride Nasal Spray is a medication that counteracts the life-threatening effects of opioid overdose and significantly reduces opioid-overdose mortality;

Whereas, the Parties, Participating Subdivisions, and Participating Special Districts to this Agreement now desire to avoid further expense and proceedings and to settle their disputes under the terms and conditions of this Agreement as set forth below;

NOW, THEREFORE, IT IS HEREBY AGREED by and between the Parties, Participating Subdivisions, and Participating Special Districts by and through their respective counsel, as follows:

I. Definitions

Unless otherwise specified, the following definitions apply:

1.	“Abatement Accounts Fund” means a component of the Settlement Fund described in subsection VIII.F.

2.

“Actavis Generic Entities” means Actavis LLC (f/k/a Actavis Inc.), Actavis Elizabeth LLC, Actavis Kadian LLC, Actavis Pharma, Inc. (f/k/a Watson Pharma, Inc.), Actavis Kadian LLC, Actavis Laboratories UT, Inc. (f/k/a Watson Laboratories, Inc.—Utah), Actavis Mid Atlantic LLC, Actavis Totowa LLC, Actavis Laboratories FL, Inc. (f/k/a Watson Laboratories, Inc.—Florida), Actavis South Atlantic LLC, Warner Chilcott Company LLC, and Watson Laboratories, Inc.

3.	“Additional Restitution Amount” means the amount available to Settling States listed in Exhibit M-3 of $28,669,762.00.

4.	“Agreement” means this Teva Global Opioid Agreement, inclusive of all exhibits.

5.

“Alleged Harms” means the alleged past, present, and future financial or societal and related expenditures arising out of the alleged misuse and abuse of opioid products, non-exclusive examples of which are described in the documents listed on Exhibit A, that have allegedly arisen as a result of the physical and bodily injuries sustained by individuals suffering from opioid-related addiction, abuse, death, and other related diseases and disorders, and that have allegedly been caused by Teva.

6.	“Allergan” means Allergan Finance, LLC (f/k/a Actavis, Inc., which, in turn, was f/k/a/ Watson Pharmaceuticals, Inc.) and Allergan Limited (f/k/a Allergan plc, which, in turn, was f/k/a Actavis plc).

7.

“Allergan Global Opioid Settlement Agreement” means the settlement agreement between and among states, participating subdivisions, participating special districts, and Allergan to resolve opioid-related Claims against Allergan and other released entities (as defined therein).

8.

“Allocation Statute” means a state law that governs allocation, distribution, and/or use of some or all of the Settlement Fund amounts allocated to that State and/or its Subdivisions and/or its Special Districts. In addition to modifying the allocation, as set forth in subsection VIII.E.2, an Allocation Statute may, without limitation, contain a Statutory Trust, further restrict expenditure of funds, form an advisory committee, establish oversight and reporting requirements, or address other default provisions and other matters related to the funds. An Allocation Statute is not required to address all three (3) types of funds comprising the Settlement Fund or all default provisions.

9.

“Annual Payment” means the total amount of the Net Abatement Amount payable into the Settlement Fund by Teva on each Payment Date (including the Initial Year Payment), as calculated by the Settlement Fund Administrator pursuant to subsection VII.B.4 or agreed to pursuant to subsection VII.B.5, which shall not exceed the maximum payment for any given year as set forth in Exhibit M-1. This term does not include the Additional Restitution Amount, the Settlement Product Cash Conversion Amount, or amounts paid pursuant to Section XIV.

10.	“Appropriate Official” means the official defined in subsection XVI.F.3.

11.

“Attorney Fee and Cost Payment” means the total amount of the Global Settlement Attorney Fee Amount payable by Teva on the Payment Date of each year into the (1) Attorney Fee and Cost Fund, described in Exhibit R, (2) the State Cost Fund described in Exhibit S, and (3) the State Outside Counsel Fee Fund described in Exhibit T, for attorneys’ fees, expenses, and costs of the Settling States, and Participating Subdivisions.

12.

“Attorney Fee and Cost Fund” means an account consisting of $331,295,027.54 to pay attorneys’ fees and costs of Litigating Subdivisions that become Participating Subdivisions and the MDL Expense Fund amounts pursuant to the agreement on attorneys’ fees and costs attached as Exhibit R.

13.

“Bar” means either (1) a ruling by the highest court of the State, or the intermediate court of appeals when not subject to further review by the highest court of the State in a State with a single intermediate court of appeals, setting forth the general principle that no Subdivisions or Special Districts in the State may maintain Released Claims against Released Entities, whether on the ground of the Agreement (or the release in it) or otherwise; (2) a law barring Subdivisions and Special Districts in the State from maintaining or asserting Released Claims against Released Entities (either through a direct bar or through a grant of authority to release claims and that authority is exercised in full); or (3) a Settlement Class Resolution in the State with full force and effect. For the avoidance of doubt, a law or ruling that is conditioned or predicated upon payment by a Released Entity (apart from payments by Teva incurred under the Agreement) shall not constitute a Bar.

14.	“Base Payment” means the payments made pursuant to subsection VII.D.

15.

“Case-Specific Resolution” means either (1) a law barring specified Subdivisions or Special Districts from maintaining Released Claims against Released Entities (either through a direct Bar or through a grant of authority to release claims and that authority is exercised in full) or (2) a ruling by a court of competent jurisdiction over a particular Subdivision or Special District that has the legal effect of barring the Subdivision or Special District from maintaining any Released Claims at issue against Released Entities, whether on the ground of the Agreement (or the release in it) or otherwise. For the avoidance of doubt, a law, ruling, or release that is conditioned or predicated upon a post-Effective Date payment by a Released Entity (apart from payments by Teva incurred under the Agreement or injunctive relief obligations incurred by it) shall not constitute a Case-Specific Resolution.

16.

“Claim” means any past, present or future cause of action, claim for relief, cross-claim or counterclaim, theory of liability, demand, derivative claim, request, assessment, charge, covenant, damage, debt, lien, loss, fine, penalty, restitution, reimbursement, disgorgement, expenses, judgment, right, obligation, dispute, suit, contract, controversy, agreement, parens patriae claim, promise, performance, warranty, omission, or grievance of any nature whatsoever, whether legal, equitable, statutory, regulatory or administrative, whether arising under federal, state or local common law, statute, regulation, guidance, ordinance or principles of equity, whether filed or unfiled, whether asserted or unasserted, whether known or unknown, whether accrued or unaccrued, whether foreseen, unforeseen or unforeseeable, whether discovered or undiscovered, whether suspected or unsuspected, whether fixed or contingent, and whether existing or hereafter arising, in all such cases, including but not limited to any request for declaratory, injunctive, or equitable relief, compensatory, punitive, or statutory damages, absolute liability, strict liability, restitution, subrogation, contribution, indemnity, apportionment, disgorgement, reimbursement, attorney fees, expert fees, consultant fees, fines, penalties, expenses, costs or any other legal, equitable, civil, administrative, or regulatory remedy whatsoever. Claim does not include any individuals’ personal injury or wrongful death cause of action.

17.

“Claim Over” means a Claim asserted by a Non-Released Entity against a Released Entity on the basis of contribution, indemnity, or other claim-over on any theory relating to a Non-Party Covered Conduct Claim asserted by a Releasor.

18.

“Compensatory Restitution Amount” means the aggregate amount of payments by Teva hereunder other than amounts paid as attorneys’ fees and costs or identified pursuant to subsection VIII.C as being used to pay attorneys’ fees and investigation costs or litigation costs, plus the actual aggregate cost of Settlement Product provided to the Settling States by Teva.

19.

“Consent Judgment” means a state-specific consent judgment, the general terms of which shall be agreed by the Settling States and Teva prior to the Reference Date and shall include (1) approval of this Agreement and (2) the release set forth in Section V, including the full and final resolution of any Released Claims that the Settling State has brought against Released Entities.

20.

“Court” means the respective court for each Settling State to which the Agreement and the Consent Judgment are presented for approval and/or entry as to that Settling State, or the Northern District of Ohio for purposes of administering the Attorney Fee and Cost Fund and any related fee and cost agreements.

21.

“Covered Conduct” means any actual or alleged act, failure to act, negligence, statement, error, omission, breach of any duty, conduct, event, transaction, agreement, service, work, misstatement, misleading statement, or other activity of any kind whatsoever from the beginning of time through the Reference Date of this Agreement (and any past, present, or future consequence of any such act, failure to act, negligence, statement, error, omission, breach of duty, conduct, event, transaction, agreement, service, work, misstatement, misleading statement, or other activity) arising from or relating in any way to (a) the availability, discovery, research, development, manufacture, packaging, repackaging, marketing, promotion, advertising, labeling, relabeling, recall, withdrawal, distribution, delivery, monitoring, reporting, supply, sale, prescribing, dispensing, physical security, warehousing, use or abuse of, or operating procedures relating to, any Product, or any system, plan, policy, procedure, or advocacy relating to any Product or class of Products, including, but not limited to, any unbranded or branded promotion, marketing, or advertising, unbranded information, patient support or assistance, educational programs, consultancy, research, or other programs, campaigns, lobbying, or grants, sponsorships, charitable donations, or other funding relating to any Product or class of Products; (b) the characteristics, properties, risks, or benefits of any Product or class of Products; (c) the monitoring, reporting, disclosure, non-monitoring, non-reporting, or non-disclosure to federal, state, or other regulators of orders for any Product or class of Products; (d) the selective breeding, harvesting, extracting, purifying, exporting, importing, applying for quota for, procuring quota for, handling, promoting, manufacturing, processing, packaging, supplying, distributing, converting, or selling of, or otherwise engaging in any activity relating to, precursor or component Products, including but not limited to natural, synthetic, semi-synthetic, or chemical raw materials, starting materials, finished active pharmaceutical ingredients, drug substances, or any related intermediate Products; or (e) diversion control programs or suspicious order monitoring related to any Product. The foregoing is not intended to apply to claims alleging contamination of products.

22.

“Covered Special District” means a Special District that is (1) a school district with K-12 student enrollment of at least 25,000 or 0.12% of a State’s population, whichever is greater; (2) a fire district that covers a population of 25,000, or 0.20% of a State’s population if a State’s population is greater than 18 million (though, if a fire district’s population is not easily calculable from state data sources and agreed to between the State and Teva, it is calculated by dividing the population of the county or counties a fire district serves by the number of fire districts in the county or counties); or (3) a healthcare district or hospital district with at least 125 hospital beds in one or more hospitals rendering services in that district.

23.	“Designated State” means New York.

24.	“Effective Date” means the date sixty (60) days after the Reference Date.

25.	“Eligible State” means a State that is not a Prior Settling State and is thus eligible to participate in this Agreement and become a Settling State.

26.

“Enforcement Committee” means a committee consisting of representatives of the Settling States and of the Participating Subdivisions. Exhibit B contains the organizational bylaws of the Enforcement Committee. Notice pursuant to subsection XVI.P shall be provided when there are changes in membership or contact information.

27.

“Exhibit G Participant” means a Participating Subdivision or Participating Special District that appears in Exhibit G at the relevant point in time. Nothing about the use of the term Exhibit G Participant changes the ability to amend the list of entities listed on Exhibit G pursuant to this Agreement.

28.

“Force Majeure Event” means any event reasonably beyond the control of Teva that prevents Teva from manufacturing or distributing Settlement Product, including wars, hostilities, revolution, riots, civil commotion, national emergency, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, terrorist act, embargo, or any act of God, or any law, regulation, ordinance, or other act or order of any court or governmental authority.

29.

“Global Settlement Abatement Amount” means the total abatement amount of $3,611,561,762.00. (This figure does not reflect the application of the Prior Settlements Credit or potential offsets. It also does not include amounts paid to the Additional Restitution Amount, which may be used for abatement.)

30.

“Global Settlement Amount” means $4,246,567,371.76 and consists of the Global Settlement Abatement Amount, the Global Settlement Attorney Fee Amount, the Additional Restitution Amount, and the Settlement Product Cash Conversion Amount.

31.	“Global Settlement Attorney Fee Amount” means $366,335,847.76, which consists of the Attorney Fee and Cost Fund, the State Outside Counsel Fee Fund, and the State Cost Fund.

32.

“Implementation Administrator” means the vendor agreed to by the Parties and retained by Teva and Allergan to provide notice pursuant to subsection X.A and to manage the initial joinder period for Subdivisions and Special Districts, including the issuance and receipt of Settlement Participation Forms.

33.	“Implementation Costs” means the costs for the Implementation Administrator, which shall be paid for pursuant to subsection VI.C.

34.	“Incentive A” means the incentive payment described in subsection VII.E.5.

35.	“Incentive B” means the incentive payment described in subsection VII.E.6.

36.	“Incentive C” means the incentive payment described in subsection VII.E.7.

37.	“Incentive D” means the incentive payment described in subsection VII.E.8.

38.	“Incentive Payment” means the payments made pursuant to subsection VII.E.

39.	“Initial Participating Special District” means a Special District that meets the requirements set forth in subsection X.L.

40.	“Initial Participating Subdivision” means a Subdivision that meets the requirements set forth in subsection X.D.

41.	“Initial Participation Date” means the date ninety (90) days after the Preliminary Agreement Date, unless it is extended by written agreement of Teva and the Enforcement Committee.

42.

“Initial Year Payment” means the first Annual Payment of the Net Abatement Amount payable into the Settlement Fund by Teva on the Payment Date as calculated by the Settlement Fund Administrator pursuant to subsection VII.B.4 or agreed to pursuant to subsection VII.B.5, which shall not exceed the maximum payment for the Initial Year Payment as set forth in Exhibit M-1.

43.	Injunctive Relief Terms” means the terms described in Section IV and set forth in Exhibit P.

44.

“Later Litigating Special District” means a Special District (or Special District official asserting the right of or for the Special District to recover for Alleged Harms to the Special District and/or the people thereof) that is not a Litigating Special

District and that files a lawsuit bringing a Released Claim against a Released Entity, or that adds such a Claim to a pre-existing lawsuit, after the Preliminary Agreement Date. It may also include a Litigating Special District whose Claims were resolved by a Bar or Case-Specific Resolution, which is later revoked following the execution date of this Agreement, when such Litigating Special District takes any affirmative step in its lawsuit other than seeking a stay, removal or dismissal with prejudice.

45.

“Later Litigating Subdivision” means a Subdivision (or Subdivision official asserting the right of or for the Subdivision to recover for Alleged Harms to the Subdivision and/or the people thereof) that is not a Litigating Subdivision and that files a lawsuit bringing a Released Claim against a Released Entity, or that adds such a Claim to a pre-existing lawsuit, after the Preliminary Agreement Date. It may also include a Litigating Subdivision whose Claims were resolved by a Bar or Case-Specific Resolution, which is later revoked following the execution date of this Agreement, when such Litigating Subdivision takes any affirmative step in its lawsuit other than seeking a stay, removal, or dismissal with prejudice.

46.	“Later Participating Special District” means a Participating Special District that meets the requirements of subsection X.M but is not an Initial Participating Special District.

47.	“Later Participating Subdivision” means a Participating Subdivision that meets the requirements of subsection X.E but is not an Initial Participating Subdivision.

48.

“Litigating Special District” means a Special District (or Special District official asserting the right of or for the Special District to recover for Alleged Harms to the Special District and/or the people thereof) that brought any Released Claims against any Released Entities on or before the Preliminary Agreement Date that were not separately resolved prior to that date. Exhibit C includes an agreed list of the Litigating Special Districts. Exhibit C will be updated (including with any corrections) periodically, and a final version of Exhibit C will be attached hereto as of the Effective Date.

49.

“Litigating Subdivision” means a Subdivision (or Subdivision official asserting the right of or for the Subdivision to recover for Alleged Harms to the Subdivision and/or the people thereof) that brought any Released Claims against any Released Entities on or before the Preliminary Agreement Date that were not separately resolved prior to that date. A Prior Settling Subdivision shall not be considered a Litigating Subdivision. Exhibit C includes an agreed list of the Litigating Subdivisions. Exhibit C will be updated (including with any corrections) periodically, and a final version of Exhibit C will be attached hereto as of the Effective Date.

50.	“National Arbitration Panel” means the panel described in subsection XV.E.4.

51.	“National Disputes” means the disputes described in subsection XV.E.

52.	“Net Abatement Amount” means $2,945,529,111.00, which is the Global Settlement Abatement Amount adjusted for the Prior Settlements Credit pursuant to subsection VII.C.2.

53.	“Non-Litigating Covered Special District” means a Covered Special District that is not a Litigating Special District.

54.	“Non-Litigating Special District” means a Special District that is neither a Litigating Special District nor a Later Litigating Special District.

55.	“Non-Litigating Subdivision” means a Subdivision that is not (1) a Litigating Subdivision, (2) a Later Litigating Subdivision, or (3) a Prior Settling Subdivision.

56.	“Non-Participating Special District” means a Special District that is not a Participating Special District.

57.	“Non-Participating Subdivision” means a Subdivision that is not a Participating Subdivision. For the avoidance of doubt, Non-Participating Subdivision also includes Prior Settling Subdivisions.

58.

“Non-Party Covered Conduct Claim” means a Claim against any Non-Released Entity involving, arising out of, or related to Covered Conduct (or conduct that would be Covered Conduct if engaged in by a Released Entity).

59.	“Non-Party Settlement” means a settlement by any Releasor that settles any Non-Party Covered Conduct Claim and includes a release of any Non-Released Entity.

60.	“Non-Released Entity” means an entity that is not a Released Entity.

61.	“Non-Settling State” means a State that is an Eligible State but not a Settling State.

62.

“Opioid Remediation” means care, treatment, and other programs and expenditures (including reimbursement for past such programs or expenditures except where this Agreement restricts the use of funds solely to future Opioid Remediation) designed to (1) address the misuse and abuse of opioid products, (2) treat or mitigate opioid use or related disorders, or (3) mitigate other alleged effects of the opioid abuse crisis, including on those injured as a result of the opioid abuse crisis. Exhibit E provides a non-exhaustive list of expenditures that qualify as being paid for Opioid Remediation. Qualifying expenditures may include reasonable related administrative expenses.

63.

“Participating Special District” means a Special District that signs the Settlement Participation Form annexed hereto as Exhibit K and meets the requirements for becoming a Participating Special District under Section X. Participating Special Districts include both Initial Participating Special Districts and Later Participating Special Districts.

64.

“Participating Subdivision” means a Subdivision that signs a Settlement Participation Form annexed hereto as Exhibit K and meets requirements for becoming a Participating Subdivision under Section X. Participating Subdivisions include both Initial Participating Subdivisions and Later Participating Subdivisions.

65.	“Parties” means Teva and the Settling States (each, a “Party”).

66.

“Payment Date” means the date on which Teva makes its Annual Payments (including its Initial Year Payment), Additional Restitution Payments, Settlement Product Cash Conversion Amount, and Attorney Fee and Cost Payments, pursuant to Section VII and XIII and Exhibit M. The first Payment Date is thirty (30) days after the Effective Date. The second Payment Date is July 15, 2024. The Payment Date is July 15 in all subsequent years.

67.

“Payment Year” means the calendar year during which the applicable Annual Payment is due pursuant to subsection VII.B. Payment Year 1 is 2023, Payment Year 2 is 2024 and so forth. References to payment “for a Payment Year” mean the Annual Payment due that year. References to eligibility “for a Payment Year” mean eligibility in connection with the Annual Payment due during that year.

68.

“Preliminary Agreement Date” means the date on which Teva gives notice to the Settling States and MDL Plaintiffs’ Executive Committee of its determination that a sufficient number of States have agreed to be Settling States to proceed with notice pursuant to subsection X.A. This date shall be no more than fourteen (14) days after the end of the notice period to States (as set forth in subsection II.A) unless it is extended by written agreement of Teva and the Enforcement Committee.

69.

“Primary Subdivision” means a Subdivision that has a population of 30,000 or more. A list of Primary Subdivisions in each State is provided in Exhibit I, and such list shall be updated if any Primary Subdivision is inadvertently missed or included.

70.

“Prior Settlements Credit” means the credit of $666,032,651.00, reflecting that the allocations for Prior Settling States and Prior Settling Subdivisions for Claims related to the Covered Conduct against Teva and/or other Released Entities were or will be separately settled. The credit is applied pursuant to subsection VI.A.1.

71.

“Prior Settling State” means Florida, Louisiana, Rhode Island, Texas, and West Virginia and all Subdivisions and Special Districts within those States, and Oklahoma,[1] whose Claims were released as part of those States’ settlements

72.	“Prior Settling Subdivision” means the City and County of San Francisco, California, Cuyahoga County, Ohio, and Summit County, Ohio.

73.	“Product” means any chemical substance, whether used for medicinal or non-medicinal purposes, and whether natural, synthetic, or semi-synthetic, or any

[1]

Claims of Oklahoma Subdivisions and Special Districts were not released as part of Teva’s settlement with Oklahoma and therefore have the opportunity to participate. Terms related to Oklahoma Subdivisions and Special Districts are to be addressed in Exhibit H, which shall be prepared by Teva and presented to the Oklahoma Subdivisions and Special Districts during the notice period to States.

finished pharmaceutical product made from or with such substance, that is an opioid or opiate, as well as any product containing any such substance. It also includes: 1) the following when used in combination with opioids or opiates: benzodiazepine, carisoprodol, zolpidem, or gabapentin; and 2) a combination or “cocktail” of any stimulant or other chemical substance prescribed, sold, bought, or dispensed to be used together that includes opioids or opiates. For the avoidance of doubt, “Product” does not include benzodiazepine, carisoprodol, zolpidem, or gabapentin when not used in combination with opioids or opiates. “Product” includes but is not limited to any substance consisting of or containing buprenorphine, codeine, fentanyl, hydrocodone, hydromorphone, meperidine, methadone, morphine, naloxone, naltrexone, oxycodone, oxymorphone, pentazocine, propoxyphene, tapentadol, tramadol, opium, heroin, carfentanil, any variant of these substances, or any similar substance. “Product” also includes any natural, synthetic, semi-synthetic or chemical raw materials, starting materials, finished active pharmaceutical ingredients, drug substances, and any related intermediate products used or created in the manufacturing process for any of the substances described in the preceding sentence.

74.

“Reference Date” means the date on which Teva is to inform the Settling States and MDL Plaintiffs’ Executive Committee of its determination whether there is sufficient resolution of Claims and potential Claims at the Subdivision level to go forward with the settlement. The Reference Date shall be no later than thirty (30) days after the Initial Participation Date, unless it is extended by written agreement of Teva and the Enforcement Committee.

75.

“Released Claims” means any and all Claims that directly or indirectly are based on, arise out of, or in any way relate to or concern the Covered Conduct occurring prior to the Reference Date. Without limiting the foregoing, “Released Claims” include any Claims that have been asserted against the Released Entities by any Settling State or any of its Litigating Subdivisions or Litigating Special Districts in any federal, state or local action or proceeding (whether judicial, arbitral, or administrative) based on, relating to, in whole or in part, the Covered Conduct, or any such Claims that could be or could have been asserted now or in the future in those actions or in any comparable action or proceeding brought by a State, any of its Subdivisions or Special Districts, or any Releasors (whether or not such State, Subdivision, Special District, or Releasor has brought such action or proceeding). Released Claims also include all Claims against Released Entities asserted in any proceeding to be dismissed pursuant to the Agreement, whether or not such claims relate to Covered Conduct. “Released Claims” shall be interpreted broadly. This Agreement does not release Claims by private individuals. Claims by private individuals shall be treated in accordance with applicable law. Released Claims is also used herein to describe Claims brought by a Later Litigating Subdivision or other non-party Subdivision or Special District that would have been Released Claims if they had been brought by a Releasor against a Released Entity.

76.

“Released Entities” means Teva; and (1) all of Teva’s respective past and present direct or indirect parents, subsidiaries, divisions, affiliates, joint ventures (but excluding joint venture partners), predecessors, successors and assigns; (2) Teva’s insurers (solely in their role as insurers with respect to the Released Claims); and (3) Teva’s past and present officers, directors, members, shareholders (solely in their capacity as shareholders of the foregoing entities), partners, trustees, employees, agents and attorneys (for actions that occurred during and related to their work for, or employment with, Teva). Any person or entity described in clauses (2)-(3) shall be a Released Entity solely in the capacity described in such clause. A list of all of the indirect parents, subsidiaries, affiliates and joint ventures released pursuant to clause (1) is attached as Exhibit J. For the avoidance of doubt, any entity acquired, or joint venture entered into, by Teva after the Reference Date is not a Released Entity, regardless of whether they are listed on Exhibit J.

77.

“Releasors” means (1) each Settling State; (2) each Participating Subdivision; (3) each Participating Special District; and (4) without limitation and to the maximum extent of the power of each Settling State’s Attorney General and/or Participating Subdivision and Participating Special District to release Claims, (a) the Settling State’s, Participating Subdivision’s, and Participating Special District’s departments, agencies, divisions, boards, commissions, Subdivisions, districts, instrumentalities of any kind and attorneys, including its Attorney General, and any person in their official capacity whether elected or appointed to serve any of the foregoing and any agency, person, or other entity claiming by or through any of the foregoing, (b) any public entities, public instrumentalities, public educational institutions, unincorporated districts, fire districts, irrigation districts, water districts, emergency services districts, school districts, healthcare districts, hospital districts, Sheriffs and law enforcement districts, library districts, coroner’s offices, and public transportation authorities, and other Special Districts in a Settling State, including those with the regulatory authority to enforce state and federal controlled substances acts or the authority to bring Claims related to Covered Conduct seeking money (including abatement (or remediation and/or restitution)) or revoke a pharmaceutical distribution license, and (c) any person or entity acting in a parens patriae, sovereign, quasi-sovereign, private attorney general, qui tam, taxpayer, or other capacity seeking relief, including but not limited to, fines, penalties, or punitive damages, on behalf of or generally applicable to the general public with respect to a Settling State or a Subdivision or Special District in a Settling State, whether or not any of them participate in the Agreement. “Releasors” does not include persons acting in an individual capacity, regardless of the type of relief sought. The inclusion of a specific reference to a type of entity in this definition shall not be construed as meaning that the entity is not a Subdivision. In addition to being a Releasor as provided herein, Participating Subdivisions and Participating Special Districts shall also provide a Settlement Participation Form providing for a release to the fullest extent of the Participating Subdivision’s and Participating Special District’s authority, which is attached as Exhibit K. Each Settling State’s Attorney General represents that he or she has or has obtained (or will obtain no later than the Effective Date) the authority set forth in the Representation and Warranty subsection of Section V.

78.	“Revocation Event” means with respect to a Bar, Settlement Class Resolution, or Case-Specific Resolution, a legislative amendment or a revocation, rescission,

reversal, overruling, or interpretation that in any way limits the effect of such Bar, Settlement Class Resolution, or Case-Specific Resolution on Released Claims or any other action or event that otherwise deprives the Bar, Settlement Class Resolution or Case-Specific Resolution of force or effect in any material respect.

79.

“Settlement Class Resolution” means a class action resolution in a court of competent jurisdiction in a Settling State with respect to a class of Subdivisions and Special Districts in that State that (1) conforms with that Settling State’s statutes, case law, and/or rules of procedure regarding class actions; (2) is approved and entered as an order of a court of competent jurisdiction in that State and has become final as defined in “State-Specific Finality”; (3) is binding on all Non-Participating Subdivisions and Non-Participating Special Districts in that State (other than opt outs as permitted under the next sentence); (4) provides that all such Non—Participating Subdivisions or Non-Participating Special Districts may not bring Released Claims against Released Entities, whether on the ground of the Agreement (or the releases herein) or otherwise; and (5) does not impose any costs or obligations on Teva other than those provided for in the Agreement, or contain any provision inconsistent with any provision of the Agreement. If applicable state law requires that opt-out rights be afforded to members of the class, a class action resolution otherwise meeting the foregoing requirements shall qualify as a Settlement Class Resolution unless Subdivisions collectively representing more than 1% of the total population of all of that State’s Subdivisions listed in Exhibit G opt out. In seeking certification of any Settlement Class, the applicable State and Participating Subdivisions shall make clear that certification is sought solely for settlement purposes and shall have no applicability beyond approval of the settlement for which certification is sought. Nothing in this Agreement constitutes an admission by any Party that class certification would be appropriate for litigation purposes in any case.

80.

“Settlement Fund” means the interest-bearing fund established under the Agreement into which Annual Payments by Teva are made pursuant to Section VII. The Settlement Fund comprises the Abatement Accounts Fund, State Fund, and Subdivision Fund.

81.

“Settlement Fund Administrator” means the entity that determines the Annual Payments (including calculating Incentive Payments pursuant to Section VI) and any amounts subject to offset pursuant to Sections VII.C and XII), and administers and distributes amounts into the Settlement Fund. It shall also administer and distribute the Additional Restitution Amount pursuant to Section XIII. The duties of the Settlement Fund Administrator shall be governed by this Agreement. Prior to the Initial Participation Date, the Parties shall agree to selection and removal processes for and a detailed description of the Settlement Fund Administrator’s duties all of which shall be appended to the Agreement as Exhibit L.

82.

“Settlement Fund Administrator Costs” means any costs and fees associated with or arising out of the duties of the Settlement Fund Administrator with regard to Teva and Allergan’s payments to the Settlement Fund as described in Exhibit L and elsewhere in this Agreement, including those arising from the use of a bank or other financial institution to receive and disburse payments.

83.	“Settlement Fund Escrow” means the interest-bearing escrow fund established pursuant to this Agreement to hold disputed payments made under this Agreement.

84.

“Settlement Participation Form” means the form attached as Exhibit K that Participating Subdivisions and Participating Special Districts must execute and provide to Teva and the Implementation Administrator or Settlement Fund Administrator, and which shall (1) make such Participating Subdivisions and Participating Special Districts signatories to this Agreement, (2) include a full and complete release of any and all of such Participating Subdivisions’ and Participating Special Districts’ Claims and (3) require prompt cessation of litigation activity as set forth in Section III, and request for dismissal with prejudice of any Released Claims that have been filed against Released Entities by any such Participating Subdivisions or Participating Special Districts within fourteen (14) business days after the Reference Date.

85.	“Settlement Payment Schedule” means the schedule of payments attached to this Agreement as Exhibit M. Actual payment amounts are subject to adjustments consistent with this Agreement.

86.

“Settlement Product” means finished good kits (two (2) devices per kit) of “Naloxone Hydrochloride Nasal Spray” (4 mg strength) that is listed in Teva’s then-current generics catalog, which can be viewed at www.tevagenerics.com, and is provided to the Settling State as part of the settlement, at no cost as set forth in Section IX and Exhibit D.

87.

“Settlement Product Cash Conversion Amount” means the resulting dollar amount from when a Settling State has elected to convert all or a portion of its Settlement Product allocation into a cash payment pursuant to Section IX and Exhibit D. The aggregate, maximum amount that could be paid from the conversion of Settlement Product into cash is $240,000,000.00.

88.

“Settlement Product Election Form” means the form a Settling State uses to submit its election of the Settling State’s allocation of Settlement Product or cash conversion of Settlement Product pursuant to Section IX and Exhibit D.

89.	“Settling State” means any Eligible State that has entered into this Agreement.

90.

“Special District” means (1) formal and legally recognized sub-entities of a State recognized by the U.S. Census Bureau[2] and those listed on Exhibit C, and (2) any person, official, or entity thereof acting in an official capacity. Special Districts do not include sub-entities of a State that provide general governance for a defined

[2]

All such entities are found on the “Special District,” “School District,” and “DEP School District” tabs of the Census Bureau’s 2017 Government Units Listing spreadsheet available at https://www2.census.gov/programs-surveys/gus/datasets/2017/govt_units_2017.ZIP.

area that would qualify as a Subdivision. Entities that include any of the following words or phrases in its name shall not be considered a Special District: mosquito, pest, insect, spray, vector, animal, air quality, air pollution, clean air, coastal water, tuberculosis, and sanitary.

91.

“State” means any state of the United States of America, the District of Columbia, American Samoa, Guam, the Northern Mariana Islands, Puerto Rico, and the U.S. Virgin Islands. Additionally, the use of non-capitalized “state” to describe something (e.g., “state court”) shall also be read to include parallel entities in commonwealths, territories, and the District of Columbia (e.g., “territorial court”).

92.

“State Allocation Percentage” means the allocation percentages for Eligible States as set forth in Exhibit F-2, which have been adjusted from the State Global Allocation Percentages to account for the Prior Settlements Credit.

93.	“State Cost Fund” means the fund totaling $6,371,058.22 and described in Exhibit S.

94.	“State Global Allocation Percentage” means the allocation percentages for all States as set forth in Exhibit F-1, which represents allocations before the Prior Settlements Credit is applied.

95.	“State Fund” means a component of the Settlement Fund described in subsection VIII.D.

96.	“State Outside Counsel Fee Fund” means the fund totaling $28,669,762.00 and described in Exhibit T.

97.	“State-Specific Finality” means, with respect to the Settling State in question:

a.	the Agreement and the Consent Judgment have been approved and entered by the Court as to Teva, including the release of all Released Claims against Released Entities as provided in this Agreement;

b.

for all lawsuits brought by the Settling State against Released Entities for Released Claims, either previously filed or filed as part of the entry of the Consent Judgment, the Court has stated in the Consent Judgment or otherwise entered an order finding that all Released Claims against Released Entities asserted in the lawsuit have been resolved by agreement; and

c.

(1) the time for appeal or to seek review of or permission to appeal from the approval and entry as described in subsection (a) hereof and entry of such order described in subsection (b) hereof has expired; or (2) in the event of an appeal, the appeal has been dismissed or denied, or the approval and entry described in (a) hereof and the order described in subsection (b) hereof have been affirmed in all material respects (to the extent challenged in the appeal) by the court of last resort to which such appeal has been taken and such dismissal or affirmance has become no longer subject to further appeal (including, without limitation, review by the United States Supreme Court).

98.

“State-Subdivision Agreement” means an agreement that a Settling State reaches with the Subdivisions in that State regarding the allocation, distribution, and/or use of funds allocated to that State and to Exhibit G Participants in that State. A State-Subdivision Agreement shall be effective if approved pursuant to the provisions of Exhibit O or if adopted by statute. Preexisting agreements addressing funds other than those allocated pursuant to this Agreement shall qualify if the approval requirements of Exhibit O are met. A State and its Subdivisions may revise, supplement, or refine a State-Subdivision Agreement if approved pursuant to the provisions of Exhibit O or if adopted by statute.

99.	“Statewide Payment Amount” means the amount from an Annual Payment to be paid to a Settling State, its separate types of funds (if applicable), and its Exhibit G Participants.

100.

“Statutory Trust” means a trust fund established by state law to receive funds allocated to a State’s Abatement Accounts Fund and restrict their expenditure to Opioid Remediation purposes subject to reasonable administrative expenses. A State may give a Statutory Trust authority to allocate one or more of the three Settlement Funds, but this is not required.

101.

“Subdivision” means (1) a formal and legally recognized sub-entity of a State that provides general governance for a defined area, such as a municipality, county, parish, city, town, incorporated township, village, borough, or any other entities that provide municipal-type government within a State, and (2) any person, official, or entity thereof acting in an official capacity on behalf of the Subdivision (including, without limitation, district attorneys, county attorneys, city attorneys, Sheriffs, and any other official, employee, or representative). Unless otherwise specified, “Subdivision” includes all functional counties and parishes and other functional levels of sub-entities of a State that provide general governance for a defined area. Historic, non-functioning sub-entities of a State (such as Connecticut counties) are not Subdivisions, unless the entity has filed a lawsuit that includes a Released Claim against a Released Entity in a direct, parens patriae, or any other capacity. For purposes of this Agreement, the term Subdivision does not include Special Districts.

102.

“Subdivision and Special District Allocation Percentage” means for Subdivisions and Special Districts in a Settling State that are eligible to receive an allocation from the Subdivision Fund pursuant to subsection VIII.D or subsection VIII.E, the percentage as set forth in Exhibit G. The aggregate Subdivision and Special District Allocation Percentage of all Subdivisions and Special Districts receiving a Subdivision and Special District Allocation Percentage in each State shall equal 100%. Immediately upon the effectiveness of any State-Subdivision Agreement, Allocation Statute, Statutory Trust, or voluntary redistribution allowed by subsection VIII.E.3 (or upon the effectiveness of an amendment to any State-Subdivision Agreement, Allocation Statute, Statutory Trust, or voluntary redistribution allowed by subsection VIII.E.3) that addresses allocation from the Subdivision Fund, whether before or after the Initial Participation Date, Exhibit G will automatically be amended to reflect the allocation from the Subdivision Fund pursuant to the State-Subdivision Agreement, Allocation Statute, Statutory Trust, or voluntary redistribution allowed by subsection VIII.E.3. The Subdivision and Special District Allocation Percentages contained in Exhibit G may not change once notice is distributed pursuant to subsection X.A, except upon the effectiveness of any State-Subdivision Agreement, Allocation Statute, Statutory Trust, or voluntary redistribution allowed by subsection VIII.E.3 (or upon the effectiveness of an amendment to any State-Subdivision Agreement, Allocation Statute, Statutory Trust, or voluntary redistribution allowed by subsection VIII.E.3) that addresses allocation from the Subdivision Fund. For the avoidance of doubt, no Subdivision or Special District not listed on Exhibit G shall receive an allocation from the Subdivision Fund and no provision of this Agreement shall be interpreted to create such an entitlement.

103.	“Subdivision Fund” means a component of the Settlement Fund described in subsection VIII.D.

104.

“Teva” means (i) Teva Pharmaceutical Industries Ltd. and (ii) all of its respective past and present direct or indirect parents, subsidiaries, divisions, affiliates, joint ventures, predecessors, successors, assigns, including but not limited to Teva Pharmaceuticals USA, Inc., the Actavis Generic Entities, and Anda Inc.

105.

“Threshold Motion” means a motion to dismiss or equivalent dispositive motion made at the outset of litigation under applicable procedure. A Threshold Motion must include as potential grounds for dismissal, any applicable Bar or the relevant release by a Settling State, Participating Subdivision, or Participating Special District provided under this Agreement and, where appropriate under applicable law, any applicable limitations defense.

II. Participation by States and Condition to Preliminary Agreement

A.

Notice to States. On November 22, 2022, this Agreement shall be distributed to all Eligible States. The Eligible States’ Attorneys General shall then have a period of thirty (30) days to decide whether to become Settling States. Eligible States will decide whether to become Settling States for both this Agreement and the Allergan Global Opioid Settlement Agreement, or decline participation in both settlements. If a State is only an Eligible State with respect to one of the Agreements, the State need only decide whether to become a Settling State with respect to the Agreement for which it is an Eligible State. States that determine to become Settling States shall so notify the Enforcement Committee and Teva within thirty (30) days after November 22, 2022, and shall further commit to obtaining any necessary additional State releases prior to the Effective Date. This notice period for States may be extended by written agreement of Teva and the Enforcement Committee.

B.

Ineligible States. Non-Settling States and Prior Settling States shall not be eligible for any payments or have any rights in connection with this Agreement, except for Subdivisions and Special Districts within Oklahoma as specified in Exhibit H.

C.

Condition to Preliminary Agreement. Following the notice period to Eligible States set forth in subsection II.A above, Teva shall determine on or before the Preliminary Agreement Date whether, in its sole discretion enough States have agreed to become Settling States to proceed with notice to Subdivisions as set forth in Section X below. The determination to proceed shall be in the sole discretion of Teva and may be based on any criteria or factors deemed relevant by Teva. If Teva determines that this condition has been satisfied, and that notice to the Subdivisions should proceed, it will so notify the Settling States by providing notice to the Enforcement Committee on the Preliminary Agreement Date. If Teva determines that this condition has not been satisfied, it will so notify the Settling States by providing notice to the Enforcement Committee, and this Agreement will have no further effect and all releases and other commitments or obligations contained herein will be void other than Teva’s funding of Implementation Costs incurred to date. The Preliminary Agreement Date may be extended by written agreement of Teva and the Enforcement Committee.

D.

Later Joinder by States. After the Preliminary Agreement Date, an Eligible State may only become a Settling State with the consent of Teva, in its sole discretion. If a State becomes a Settling State more than thirty (30) days after the Preliminary Agreement Date, the Subdivisions and Special Districts in that State that become Participating Subdivisions and Participating Special Districts within ninety (90) days of the State becoming a Settling State shall be considered Initial Participating Subdivisions or Initial Participating Special Districts.

III. Cessation of Litigation Activities

A.

Following the Preliminary Agreement Date, if Teva has determined to proceed with notice pursuant to subsection X.A, all Litigating States that intend to become Settling States and that are engaged in or have engaged in discovery and/or substantive motion practice (“Active Litigation”) against a Released Entity shall make reasonable efforts to immediately cease litigation activity (e.g., written and document discovery, depositions, expert disclosures, and motion practice) against Teva, where feasible, or to minimize litigation activity by means of agreed deadline extensions and agreed postponement of depositions, document productions, and motion practice. Teva shall cooperate in such efforts. The obligations under this subsection do not extend past the Reference Date if Teva determines it is not going forward with the Agreement. This subsection III.A does not apply to Litigating States with a trial date within six (6) months of the Preliminary Agreement Date, though such Litigating States and Teva shall engage in good faith discussions regarding the potential cessation of litigation activity.

B.	Following the execution of the Settlement Participation Form, attached as Exhibit K, indicating its intention to participate in the global settlement, a Litigating Subdivision or Litigating Special District shall take reasonable steps to immediately cease all litigation activity (e.g., written and document discovery, depositions, expert disclosures, and motion practice) against Teva, where feasible, or minimize litigation activity by means of an agreed upon temporary “stay” of litigation and/or deadline extensions or postponement of litigation activity including depositions, document productions, and motion practice, unless the Litigating Subdivision or Litigating Special District reasonably concludes that it would be prejudiced by doing so. Teva shall cooperate in such efforts. The obligations under this subsection do not extend past the Reference Date if Teva determines it is not going forward with the settlement. This paragraph III.B does not apply to Litigating Subdivisions and Litigating Special Districts with a trial date within six (6) months of the Preliminary Agreement Date, though such Litigating Subdivisions and Litigating Special Districts and Teva shall engage in good faith discussions regarding the potential cessation of litigation activity.

C.

Following the Reference Date, the Settling States shall endeavor to file Consent Judgments (the contents of which must be agreed upon with Teva) within thirty (30) days of the Reference Date. Participating Subdivisions and Participating Special Districts, as applicable, shall request dismissal of their actions with prejudice within fourteen (14) days of the Reference Date. The Settling States, Participating Subdivisions, and Participating Special Districts shall use best efforts to get Consent Judgments or orders of dismissal with prejudice, as applicable, entered promptly after filing.

IV. Injunctive Relief

A.	Entry of Injunctive Relief. As part of the Consent Judgment, the Parties agree to the Injunctive Relief Terms attached as Exhibit P.

V. Release

A.

Scope. As of the Effective Date, the Released Entities will be released and forever discharged from all of the Releasors’ Released Claims. Each Settling State (for itself and its Releasors) and Participating Subdivision (for itself and its Releasors), and Participating Special District (for itself and its Releasors) will, on or before the Effective Date, absolutely, unconditionally, and irrevocably covenant not to bring, file, or claim, or to cause, assist in bringing, or permit to be brought, filed, or claimed, or to otherwise seek to establish liability for any Released Claims against any Released Entity in any forum whatsoever. The releases provided for in the Agreement are intended to be broad and shall be interpreted so as to give the Released Entities the broadest possible bar against any liability relating in any way to Released Claims and extend to the full extent of the power of each Settling State and its Attorney General to release Claims. The Release shall be a complete bar to any Released Claim.

B.	Claim Over and Non-Party Settlement.

1.	Statement of Intent. It is the intent of the Parties that:

a.	Released Entities should not seek contribution or indemnification (other than pursuant to an insurance contract) from other parties for their payment obligations under this Agreement;

b.

the payments made under this Agreement shall be the sole payments made by the Released Entities to the Releasors involving, arising out of, or related to Covered Conduct (or conduct that would be Covered Conduct if engaged in by a Released Entity);

c.	Claims by Releasors against non-Parties should not result in additional payments by Released Entities, whether through contribution, indemnification or any other means; and

d.

the Settlement meets the requirements of the Uniform Contribution Among Joint Tortfeasors Act and any similar state law or doctrine that reduces or discharges a released party’s liability to any other parties. Any amounts payable by Teva pursuant to this Agreement, including but not limited to the Net Abatement Amount and any attorneys’ fees, shall not be reduced or otherwise affected by any obligation by Teva to pay any contractual indemnity or agreed-to contribution amount to Allergan.

The provisions of this subsection V.B are intended to be implemented consistent with these principles. This Agreement and the releases and dismissals provided for herein are made in good faith.

2.

Contribution/Indemnity Prohibited. No Released Entity shall seek to recover for amounts paid under this Agreement based on indemnification, contribution, or any other theory from a manufacturer, pharmacy, hospital, pharmacy benefit manager, health insurer, third-party vendor, trade association, distributor, or health care practitioner, provided that a Released Entity shall be relieved of this prohibition with respect to any entity that asserts a Claim Over against it. For the avoidance of doubt, nothing herein shall prohibit a Released Entity from recovering amounts owed pursuant to insurance contracts.

3.

Non-Party Settlement. To the extent that, on or after the Reference Date, any Releasor enters into a Non-Party Settlement, including in any bankruptcy case or through any plan of reorganization (whether individually or as a class of creditors), the Releasor will include (or in the case of a Non-Party Settlement made in connection with a bankruptcy case, will cause the debtor to include), unless prohibited from doing so under applicable law, in the Non-Party Settlement a prohibition on contribution or indemnity of any kind substantially equivalent to that required from Teva in subsection V.B.2, or a release from such Non-Released Entity in favor of the Released Entities (in a form equivalent to the releases contained in this Agreement) of any Claim Over. However, and notwithstanding the foregoing, this provision shall not preclude Allergan from seeking indemnification under its agreement with Teva. The obligation to obtain the prohibition and/or release required by this subsection is a material term of this Agreement.

4.

Claim Over. In the event that any Releasor obtains a judgment with respect to Non-Party Covered Conduct against a Non-Released Entity that does not contain a prohibition like that in subsection V.B.3, or any Releasor files a Non-Party Covered Conduct Claim against a Non-Released Entity in bankruptcy or a Releasor is prevented for any reason from obtaining a prohibition/release in a Non-Party Settlement as provided in subsection V.B.3, and such Non-Released Entity asserts a Claim Over against a Released Entity, that Releasor and Teva shall take the following actions to ensure that the Released Entities do not pay more with respect to Covered Conduct to Releasors or to Non-Released Entities than the amounts owed under this Agreement by Teva:

a.	Teva shall notify that Releasor of the Claim-Over within sixty (60) days of the assertion of the Claim-Over or sixty (60) days of the Effective Date of this Agreement, whichever is later;

b.

Teva and that Releasor shall meet and confer concerning the means to hold Released Entities harmless and ensure that it is not required to pay more with respect to Covered Conduct than the amounts owed by Teva under this Agreement;

c.

That Releasor and Teva shall take steps sufficient and permissible under the law of the State of the Releasor to hold Released Entities harmless from the Claim-Over and ensure Released Entities are not required to pay more with respect to Covered Conduct than the amounts owed by Teva under this Agreement. Such steps may include, where permissible:

(i)	Filing of motions to dismiss or such other appropriate motion by Teva or Released Entities, and supported by Releasors, in response to any Claim filed in litigation or arbitration;

(ii)

Reduction of that Releasor’s Claim and any judgment it has obtained or may obtain against such Non-Released Entity by whatever amount or percentage is necessary to extinguish such Claim-Over under applicable law, up to the amount that Releasor has obtained, may obtain, or has authority to control from such Non-Released Entity;

(iii)	Placement into escrow of funds paid by the Non-Released Entities such that those funds are available to satisfy the Claim-Over;

(iv)	Return of monies paid by Teva to that Releasor under this Agreement to permit satisfaction of a judgment against or settlement with the Non-Released Entity to satisfy the Claim-Over;

(v)

Payment of monies to Teva by that Releasor to ensure it is held harmless from such Claim-Over, up to the amount that Releasor has obtained, may obtain, or has authority to control from such Non-Released Entity;

(vi)	Credit to Teva under this Agreement to reduce the overall amounts to be paid under the Agreement such that it is held harmless from the Claim-Over; and

(vii)	Such other actions as that Releasor and Teva may devise to hold Teva harmless from the Claim Over.

d.

The actions of that Releasor and Teva taken pursuant to paragraph (c) must, in combination, ensure Teva is not required to pay more with respect to Covered Conduct than the amounts owed by Teva under this Agreement.

e.

In the event of any dispute over the sufficiency of the actions taken pursuant to paragraph (c), that Releasor and Teva may seek review by the National Arbitration Panel, provided that, if the Parties agree, such dispute may be heard by the state Court where the relevant Consent Judgment was filed. The National Arbitration Panel shall have authority to require Releasors to implement a remedy that includes one or more of the actions specified in paragraph (c) sufficient to hold Released Entities fully harmless. In the event that the panel’s actions do not result in Released Entities being held fully harmless, Teva shall have a Claim for breach of this Agreement by Releasors, with the remedy being payment of sufficient funds to hold Teva harmless from the Claim Over. For the avoidance of doubt, the prior sentence does not limit or eliminate any other remedy that Teva may have.

5.

To the extent that the Claim Over is based on a contractual indemnity, the obligations under subsection V.B.4 shall extend solely to a Non-Party Covered Conduct Claim against a pharmacy, clinic, hospital or other purchaser or dispenser of Products, a manufacturer that sold Products, a consultant, and/or a pharmacy benefit manager or other third-party payor. Teva shall notify the Settling States, to the extent permitted by applicable law, in the event that any of these types of Non-Released Entities asserts a Claim-Over arising out of contractual indemnity against it.

C.

General Release. In connection with the releases provided for in the Agreement, each Settling State (for itself and its Releasors), Participating Subdivision and Participating Special District expressly waives, releases, and forever discharges any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or other jurisdiction, or principle of common law, which is similar, comparable, or equivalent to § 1542 of the California Civil Code, which reads:

General Release; extent. A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

A Releasor may thereafter discover facts other than or different from those which it knows, believes, or assumes to be true with respect to the Released Claims, but each Settling State (for itself and its Releasors), Participating Subdivision and Participating Special District hereby expressly waives and fully, finally, and forever settles, releases, and discharges, upon the Effective Date, any and all Released Claims that may exist as of such date but which Releasors do not know or suspect to exist, whether through ignorance, oversight, error, negligence or through no fault whatsoever, and which, if known, would materially affect the Settling States’ decision to enter into the Agreement, the Participating Subdivisions’ decision to participate in the Agreement, or the Participating Special District’s decision to participate in the Agreement.

D.

Res Judicata. Nothing in the Agreement shall be deemed to reduce the scope of the res judicata or claim preclusive effect that the settlement memorialized in the Agreement, and/or any Consent Judgment or other judgment entered on the Agreement, gives rise to under applicable law.

E.

Representation and Warranty. The signatories hereto on behalf of their respective Settling States, its Participating Subdivisions, and its Participating Special Districts expressly represent and warrant that they will obtain on or before the Effective Date (or have obtained) the authority to settle and release, to the maximum extent of the State’s power, all Released Claims of (1) their respective Settling States; (2) any of the respective Settling State’s past and present executive departments, state agencies, divisions, boards, commissions and instrumentalities with the regulatory authority to enforce state and federal controlled substances acts; (3) any of their respective Settling State’s past and present executive departments, agencies, divisions, boards, commissions and instrumentalities that have the authority to bring Claims related to Covered Conduct seeking money (including abatement and/or remediation) or revocation of a pharmaceutical distribution license; (4) any Participating Subdivisions; and (5) any Participating Special District. For the purposes of clause (3) above, executive departments, agencies, divisions, boards, commissions, and instrumentalities are those that are under the executive authority or direct control of the State’s Governor. Also, for the purposes of clause (3), a release from a State’s Governor is sufficient to demonstrate that the appropriate releases have been obtained.

F.

Effectiveness. The releases set forth in the Agreement shall not be impacted in any way by any dispute that exists, has existed, or may later exist between or among the Releasors. Nor shall such releases be impacted in any way by any current or future law, regulation, ordinance, or court or agency order limiting, seizing, or controlling the distribution or use of the Settlement Fund or any portion thereof, or by the enactment of future laws, or by any seizure of the Settlement Fund or any portion thereof.

G.

Cooperation. Releasors (i) will not encourage any person or entity to bring or maintain any Released Claim against any Released Entity and (ii) will reasonably cooperate with and not oppose any effort by a Released Entity to secure the prompt dismissal of any and all Released Claims.

H.

Non-Released Claims. Notwithstanding the foregoing or anything in the definition of Released Claims, the Agreement does not waive, release or limit any criminal liability, Claims for any outstanding liability under any tax or securities law, Claims against parties who are not Released Entities, Claims by private individuals, Claims for Medicaid rebates, Claims asserted, or that could be asserted, by any State or Subdivision, related to the causes of action in In re: Generic Pharmaceuticals Pricing Antitrust Litigation, in the United States District court for the District of Pennsylvania, MDL No. 2724, and any related action (such excluded claims include, but are not limited to, all antitrust claims and any claims related to any non-opioid generic drugs), and any claims arising under the Agreement for enforcement of the Agreement.

VI. Monetary Relief Overview and Maximum Payments

A.	Excluding Teva’s share of Implementation Costs and Settlement Fund Administrator Costs, there are four main categories of monetary payments:

1.

Annual Payments to the Settlement Fund. These payments are generally addressed in Section VII. The maximum amount Teva shall pay in Annual Payments to the Settlement Fund is the Net Abatement Amount of $2,945,529,111.00, which reflects the application of the Prior Settlements Credit to the Global Settlement Abatement Amount. Annual Payments will be made over thirteen (13) years on the Payment Dates. The actual amount paid will depend on, among other things, the level of participation of Eligible States, their Subdivisions, and their Special Districts.

2.

Cash Conversion of Settlement Product. These potential monetary payments are generally addressed in Section IX. The maximum monetary amount Teva shall pay for the cash conversion of Settlement Product is $240,000,000.00. Payments for cash conversions of Settlement Product will be made over twelve (12) years on the Payment Dates. The actual amount paid will depend on, among other things, the level of participation of Eligible States and the number of Settling States opting for cash conversion.

3.

Additional Restitution Amount. These payments are generally addressed in Section XIII. The maximum amount Teva shall pay for the Additional Restitution Amount is $28,669,762.00. Payments for the Additional Restitution Amount will be made over six (6) years on the Payment Dates. The actual amount paid will depend on the number of Eligible States listed in Exhibit F-2 that become Settling States.

4.

Attorney Fee and Cost Payments. These payments are generally addressed in Section XIV and Exhibits M, R, S and T. They consist of payments for the State Outside Counsel Fee Fund, the State Cost Fund, and the Attorney Fee and Cost Fund. These payments will be made over six (6) years on the Payment Dates. The maximum amount Teva shall pay into these funds is the Global Settlement Attorney Fee Amount of $366,335,847.76.

B.	The aggregate maximum amount Teva shall pay for these for these payment categories is $3,580,534,720.76. This figure does not include costs related to injunctive relief and document disclosure addressed in Exhibits P and V, Implementation Costs and Settlement Fund Administrator Costs addressed in this Agreement, or WAC value of Settlement Product.

C.

Settlement Fund Administrator and Implementation Costs. If this Agreement becomes effective, Teva shall be responsible for one-third of the Implementation Costs. The full amount of the Implementation Costs shall be jointly advanced by Teva and Allergan. If this Agreement becomes effective, then Teva shall deduct from Teva’s Initial Year Payment the difference between the excess amount it advanced for Implementation Costs and its one-third obligation for such costs. Settlement Fund Administrator Costs shall be paid out of interest accrued on the Settlement Fund. Should such interest prove insufficient to fully cover the costs, the remaining cost amounts shall be paid one-third by Teva, one-third by Allergan and one-third from the Settlement Fund through the disbursement of Teva’s final Annual Payment.

VII. Annual Payments to Settlement Fund

A.	Structure of Payments to Settlement Fund

1.

All payments under this Section VII shall be made into the Settlement Fund, except that where specified, they shall be made into the Settlement Fund Escrow. The Settlement Fund shall be allocated and used only as specified in Section VIII.

2.

Teva shall pay into the Settlement Fund the Net Abatement Amount consisting of $2,945,529,111.00 minus: (1) any offsets specified in subsection VII.C below; (2) any unearned Incentive Payments under subsection VII.E below; and (3) any adjustments under Section XII below.

3.	The payments to the Settlement Fund shall be divided into Base Payments and Incentive Payments as provided in subsections VII.D and VII.E below and set out in Exhibit M-1.

B.	Settlement Fund Payment Process

1.

Except as otherwise provided in this Agreement, Teva shall make one Initial Year Payment (the first Annual Payment) and twelve (12) additional Annual Payments of equal installments of the Net Abatement Amount (after all applicable offsets) into the Settlement Fund. The Settlement Payment Schedule is set forth in Exhibit M. Annual Payments shall be made on the Payment Date, provided that the necessary wire instructions and W-9 form for the Settlement Fund are provided to Teva at least twenty-one (21) days before the relevant payment is due. If there is a delay in making a payment because wire instructions and/or a W-9 form were not provided at least twenty-one (21) days in advance of the Payment Date, then the Annual Payment will be made within twenty-one (21) days of both the wire instructions and W-9 form being provided.

2.	The Initial Year Payment shall consist of only Base Payments (after all applicable offsets). The other twelve (12) Annual Payments shall each consist of Base

Payments (after all applicable offsets) and Incentive Payments (after all applicable offsets). The amount of the Initial Year Payment and each other Annual Payment, payable by Teva shall not exceed the maximum amounts allocated to each Payment Year in Exhibit M.

3.

To determine each Annual Payment for Payment Year 2 forward, the Settlement Fund Administrator shall use the data in its records sixty (60) days prior to the Payment Date for each payment. Prior to the Effective Date, the Parties will include an exhibit to the Agreement setting forth in detail the process for the Settlement Fund Administrator obtaining relevant data and for distributing funds to Settling States and Exhibit G Participants consistent with the terms of this Agreement as quickly as practical.

4.	The Settlement Fund Administrator shall determine the Annual Payment and the Statewide Payment Amount for each Settling State, consistent with the provisions in Exhibit L, by:

a.	determining, for each Settling State, the amount of Base Payments and Incentive Payments to which the State is entitled by applying the criteria in this Section;

b.	applying any reductions or offsets required by Sections VII and XII; and

c.	determining the total amount owed by Teva to all Settling States and Exhibit G Participants.

5.

If, no later than fifty (50) days prior to the Payment Date for each payment for Payment Year 2 forward, Teva and the Enforcement Committee inform the Settlement Fund Administrator that they agree on the amount of the Annual Payment and the Statewide Payment Amount for each Settling State, Teva shall pay the agreed-upon Annual Payment amount on the Payment Date and the Settlement Fund Administrator shall treat those amounts as the determination described in subsection VII.B.4. If the Settlement Fund Administrator is not so informed, it shall give notice to Teva, the Settling States, and the Enforcement Committee of the amount of the Annual Payment, and the Statewide Payment Amount for each Settling State, following the determination described in subsection VII.B.4, and the following timeline shall apply:

a.

Within twenty-one (21) days of the notice provided by the Settlement Fund Administrator, Teva, any Settling State or the Enforcement Committee may dispute, in writing, the calculation of the Annual Payment, or the Statewide Payment Amount for a Settling State. Such disputing party must provide a written notice of dispute to the Settlement Fund Administrator, the Enforcement Committee, any affected Settling State, and Teva identifying the nature of the dispute, the amount of money that is disputed, and the Settling State(s) affected.

b.

Within twenty-one (21) days of the sending of a written notice of dispute, any affected party may submit a response, in writing, to the Settlement Fund Administrator, the Enforcement Committee, any affected Settling State, and Teva identifying the basis for disagreement with the notice of dispute.

c.

If no response is filed, the Settlement Fund Administrator shall adjust the amount calculated consistent with the written notice of dispute, and Teva shall pay the adjusted amount as the Annual Payment on the Payment Date. If a written response to the written notice of dispute is timely sent to the Settlement Fund Administrator, the Settlement Fund Administrator shall notify Teva of the preliminary amount to be paid, which shall be the greater of the amount originally calculated by the Settlement Fund Administrator or the amount that would be consistent with the notice of dispute, provided, however that in no circumstances shall the preliminary amount to be paid be higher than the maximum amount of Base Payments and Incentive Payments for that payment as set forth in Exhibit M. For the avoidance of doubt, a transfer of payments from the Settlement Fund Escrow for other Payment Years does not count toward determining whether the amount to be paid is higher than the maximum amount of Base Payments and Incentive Payments for that payment as set forth in Exhibit M.

d.

The Settlement Fund Administrator shall place any disputed amount of the preliminary amount paid by Teva into the Settlement Fund Escrow and shall disburse any undisputed amount to each Settling State and its Exhibit G Participants.

6.

If a Settling State informs the Settlement Fund Administrator that it and its Exhibit G Participants have reached consensus on the amount of its Statewide Payment Amount, determined pursuant to subsections VII.B.3 or VII.B.4, to be distributed to the Settling State, among its separate types of funds (if applicable), and among its Exhibit G Participants, the Settlement Administrator shall disburse the Statewide Payment Amount pursuant to the consensus distribution amounts provided by the Settling State. For a Settling States that does not so notify the Settlement Fund Administrator, the Settlement Fund Administrator shall allocate the Settling State’s Statewide Payment Amount, pursuant to Section VII, among the separate types of funds for the Settling State (if applicable), and among its Exhibit G Participants using the following procedures:

a.

As soon as possible for each payment and following the determination described in subsections VII.B.3 and VII.B.4, the Settlement Fund Administrator shall give notice to the relevant Settling States and their Exhibit G Participants of the amount to be received by each Settling State, the amount to be received by the separate types of funds for each Settling State (if applicable), and the amount to be received by each Settling State’s Exhibit G Participants.

b.	Within twenty-one (21) days of the notice provided by the Settlement Fund Administrator, any Settling State or Exhibit G Participant may dispute, in writing, the calculation of the amount to be received by a Settling State and/or its Exhibit G Participants. A dispute will be deemed invalid and disregarded if it challenges the allocations adopted by a State-Subdivision Agreement approved pursuant to the provisions of Exhibit O or by statute. Such disputing party must provide a written notice of dispute to the Settlement Fund Administrator, any affected Settling State, and any affected Exhibit G Participant identifying the nature of the dispute, the amount of money that is disputed, and the Settling State(s) affected.

c.

Within twenty-one (21) days of the sending of a written notice of dispute, any affected Settling State or any affected Exhibit G Participant may submit a response, in writing, to the Settlement Fund Administrator, any affected Settling State and any affected Exhibit G Participant identifying the basis for disagreement with the notice of dispute.

d.	If no response is filed, the Settlement Fund Administrator shall adjust the amount calculated consistent with the written notice of dispute.

e.	The Settlement Fund Administrator shall place any disputed amount into the Settlement Fund Escrow and shall disburse any undisputed amount to the Settling State and its Exhibit G Participants.

7.	Disputes described in this subsection (other than those for which no response is filed under subsections VII.B.5.c or VII.B.6.d) shall be resolved in accordance with the terms of Section XV.

8.

The Settlement Fund Administrator may combine the disbursements of Annual Payments with disbursement of funds under other comparable opioid settlements. In determining when disbursements for each Annual Payment will be made, the Settlement Fund Administrator may take into account the timeline for the availability of disbursements under other comparable opioid settlements.

9.	For the avoidance of doubt, Subdivisions and Special Districts not listed on Exhibit G shall not receive an allocation from the Subdivision Fund.

C.	Offsets to Annual Payments to the Settlement Fund for Non-Settling States

1.

An offset equal to the Net Abatement Amount of $2,945,529,111.00 times the State Allocation Percentage assigned to each Non-Settling State in Exhibit F-2 shall be deducted from the total amount to be paid by Teva to the Settlement Fund.

2.

Non-Settling States shall not be eligible for any payments or have any rights in connection with this Agreement. Accordingly, the stated maximum dollar amounts of the Annual Payments specified in Exhibit M are reduced by the aggregate State Allocation Percentage of Non-Settling States as set forth in Exhibit F-2.

D.	Base Payments

1.

Teva shall make Base Payments into the Settlement Fund in an amount equal to 45% of the Net Abatement Amount of $2,945,529,111.00 minus any offsets for Non-Settling States specified in subsection VII.C.1. The maximum total for Base Payments is $1,325,488,100.00. The Base Payments will be paid in accordance with the Settlement Payment Schedule specified by Exhibit M-1, subject to potential offsets for Non-Settling States as provided in subsection VII.C.1.

2.	The Base Payments will be allocated by Settling State proportionate to each Settling State’s State Allocation Percentage in Exhibit F-2, adjusted for any Non-Settling State.

E.	Incentive Abatement Payments

1.

Teva shall make potential Incentive Payments totaling up to a maximum of 55% of the Net Abatement Amount of $2,945,529,111.00 for all Settling States with the actual amount depending on whether and the extent to which the criteria set forth below are met in each Settling State. The maximum total for Incentive Payments is $1,620,041,011.00.

2.

The maximum total Incentive Payment for any Settling State shall be no more than the maximum total for Incentive Payments listed in subsection VII.E.1 times the Settling State’s State Allocation Percentage specified in Exhibit F-2. Incentive Payments are state-specific, with each Settling State receiving an Incentive Payment based on the incentives for which it is eligible for that year under the criteria set forth below and any offset specified in Section XII.

3.

The Incentive Payments shall be divided among four (4) categories, referred to as Incentives A–D. Incentives A–C will be due in installments over the twelve (12) Payment Years beginning with Payment Year 2, and Incentive D will be due in installments over eight (8) years beginning with Payment Year 6, as shown on Exhibit M-1. The total amount of Incentive Payments in an Annual Payment shall be the sum of the Incentive Payments for which individual Settling States are eligible for that Payment Year under the criteria set forth below. The Incentive Payments shall be made with respect to a specific Settling State based on its eligibility for that Payment Year under the criteria set forth below.

4.

The maximum amount available for Incentive Payments, $1,620,041,011.00, is divided into two pools. The maximum amount of Incentive Payments for Incentives A-C shall be $1,413,853,973.00, which is 48% of the maximum Net Abatement Amount. A Settling State may be eligible for its full allocable share of this payment by either achieving Incentive A or by fully earning both Incentives B and C. The maximum amount of Incentive Payments for Incentive D shall be $206,187,038.00, which is 7% of the maximum Net Abatement Amount. (These figures represent maximum payments prior to being adjusted for any offsets and assumes every State is a Settling State and will satisfy the requirements specified below to earn its maximum incentive amount. The Incentive Payments will be paid in accordance with the payment schedule in Exhibit M-1, subject to potential deductions as provided herein.) A Settling State qualifies to receive Incentive Payments in addition to Base Payments if it meets the incentive eligibility requirements specified below. Settling States may qualify for Incentive Payments in four ways. If a Settling State qualifies for Incentive A, it will become entitled to receive the maximum payment allocable to the State for Incentives A-C as stated in subsection VII.E.5. If a Settling State does not qualify for Incentive A, it can alternatively qualify for Incentive B and/or Incentive C. A Settling State can qualify for Incentive D regardless of whether it qualifies for another Incentive Payment.

5.

Incentive A: Full Participation or Fully Released Claims of Litigating Subdivisions, Litigating Special Districts, Non-Litigating Subdivisions with Population Greater Than 10,000, and Non-Litigating Covered Special Districts.

a.	A Settling State’s total potential Incentive A payment allocation is $1,413,853,973.00 times the percentage allocation assigned that Settling State in Exhibit F-2.

b.

A State qualifies for Incentive A by: (1) complete participation in the form of releases consistent with Section V above from all Litigating Subdivisions, Litigating Special Districts, and Subdivisions with a population of 10,000 or more, and Non-Litigating Covered Special Districts; (2) a Bar; or (3) a combination of approaches in clauses (1)-(2) that achieves the same level of resolution of Subdivision and Special District Claims (e.g., a law barring future litigation combined with full joinder by Litigating Subdivisions and Litigating Special Districts). For purposes of Incentive A, a Subdivision or Special District is considered a “Litigating Subdivision” or “Litigating Special District” if it has brought Released Claims against Released Entities on or before the Reference Date; all other Subdivisions and Special Districts are considered “Non- Litigating.” For purposes of Incentive A, Non-Litigating Covered Special Districts shall not include a Special District with any of the following words or phrases in its name: mosquito, pest, insect, spray, vector, animal, air quality, air pollution, clean air, coastal water, tuberculosis, and sanitary.

c.

If a Settling State qualifies for Incentive A after receiving an Incentive Payment under Incentives B or C, described below, the Settling State’s payments under Incentive A will equal the remainder of its total potential Incentive A payments less any payments previously received under Incentives B or C. A Settling State that receives all of its total potential Incentive A payment allocation shall not receive additional Incentive Payments under Incentives B or C.

d.	A Settling State that is not eligible for Incentive A as of two (2) years after the Effective Date shall not be eligible for Incentive A for that Payment Year or any subsequent Payment Years.

6.	Incentive B: Early Participation or Released Claims by Litigating Subdivisions and Litigating Special Districts.

a.	If a Settling State does not qualify for Incentive A, it may still qualify to receive up to 60% of its total potential Incentive A payment allocation under Incentive B.

b.

A Settling State can qualify for an Incentive B payment if Litigating Subdivisions and Litigating Special Districts collectively representing at least 75% of the Settling State’s litigating population are either Participating Subdivisions, Participating Special Districts, or have their claims resolved through Case-Specific Resolutions.

(i)

A Settling State’s litigating population is the sum of the population of all Litigating Subdivisions and Litigating Special Districts. A Settling State’s litigating population shall include all Litigating Subdivisions and Litigating Special Districts whose populations overlap in whole or in part with other Litigating Subdivisions and Litigating Special Districts, for instance in the case of a Litigating Special District, city, or township contained within a county.

(ii)

For example, if School District A is a Litigating Special District in City B with a population of 1, City B is itself a Litigating Subdivision with a population of 8, and City B is located within County C, and County C is a Litigating Subdivision with a population 10, then each of their individual populations shall be added together (i.e., 1 + 8 +10) to determine the total litigating population (i.e., 19).

c.	The following time periods apply to Incentive B payments:

(i)	Period 1: Zero to two hundred ten (210) days after the Effective Date.

(ii)	Period 2: Two hundred eleven (211) days to one year after the Effective Date.

(iii)	Period 3: One year and one day to two years after the Effective Date.

d.

Within Period 1: If Litigating Subdivisions and Litigating Special Districts collectively representing at least 75% of a Settling State’s litigating population are Participating Subdivisions or Participating Special Districts, or have their Claims resolved through Case-Specific Resolutions during Period 1, then a sliding scale will determine the share of the funds available under Incentive B, with a maximum of 60% of the Settling State’s total potential Incentive Payment allocation available. Under that sliding scale, if Litigating Subdivisions and Litigating Special Districts collectively representing 75% of a Settling State’s litigating population become

Participating Subdivisions or Participating Special Districts, or achieve Case-Specific Resolution status by the end of Period 1, a Settling State will receive 50% of the total amount available to it under Incentive B. If more Litigating Subdivisions and Litigating Special Districts become Participating Subdivisions or Participating Special Districts, or achieve Case-Specific Resolution status, the Settling State shall receive an increased percentage of the total amount available to it under Incentive B as shown in the table below.

Participation or Case-Specific Resolution Levels (As percentage of litigating population)	Incentive B Award (As percentage of total amount available to Settling State for Incentive B)
75%	50%
76%	52%
77%	54%
78%	56%
79%	58%
80%	60%
85%	70%
90%	80%
95%	90%
100%	100%

e.

Within Period 2: If a Settling State did not qualify for an Incentive B payment in Period 1 but Litigating Subdivisions and Litigating Special Districts collectively representing at least 75% of the Settling State’s litigating population become Participating Subdivisions or Participating Special Districts, or achieve Case-Specific Resolution status by the end of Period 2, then the Settling State qualifies for 75% of the Incentive B payment it would have qualified for in Period 1.

f.

Within Period 3: If a Settling State did not qualify for an Incentive B payment in Periods 1 or 2, but Litigating Subdivisions and Litigating Special Districts collectively representing at least 75% of the Settling State’s litigating population become Participating Subdivisions or Participating Special Districts, or achieve Case-Specific Resolution status by the end of Period 3, then the Settling State qualifies for 50% of the Incentive B payment it would have qualified for in Period 1.

g.

A Settling State that receives the Incentive B payment for Periods 1 and/or 2 can receive additional payments if it secures participation from additional Litigating Subdivisions and/or Litigating Special Districts (or Case-Specific Resolutions of their Claims) during Periods 2 and/or 3. Those additional payments would equal 75% (for additional participation or Case-Specific Resolutions during Period 2) and 50% (for additional participation or Case- Specific Resolutions during Period 3) of the amount by which the increased litigating population levels would have increased the Settling State’s Incentive B payment if they had been achieved in Period 1.

h.

The percentage of the available Incentive B amount for which a Settling State is eligible by the end of Period 3 shall cap its eligibility for that Payment Year and all subsequent Payment Years. If Litigating Subdivisions and Litigating Special Districts that have become Participating Subdivisions or Participating Special Districts, or achieved Case-Specific Resolution status collectively represent less than 75% of a Settling State’s litigating population by the end of Period 3, the Settling State shall not receive any Incentive B payment.

i.

If there are no Litigating Subdivisions or Litigating Special Districts in a Settling State, and that Settling State is otherwise eligible for Incentive B, that Settling State will receive its full allocable share of Incentive B.

j.

Incentives earned under Incentive B shall accrue after each of Periods 1, 2, and 3. Calculations to increase Incentive Payments in later periods based on additional joinder shall not reduce any amount already vested at the end of a prior period.

7.	Incentive C: Participation or Release of Claims by Primary Subdivisions

a.	If a Settling State does not qualify for Incentive A, it may still qualify to receive up to 40% of its total potential Incentive A payment allocation under Incentive C, which has two parts.

b.

Part 1: Under Incentive C, Part 1, a Settling State can receive up to 75% of its Incentive C allocation. A Settling State can qualify for a payment under Incentive C, Part 1 only if Primary Subdivisions (whether Litigating Primary Subdivisions or Non-Litigating Primary Subdivisions as of the Reference Date) collectively representing at least 60% of the Settling State’s Primary Subdivision population become Participating Subdivisions or achieve Case-Specific Resolution status.

(i)

A Settling State’s Primary Subdivision population is the sum of the population of all Primary Subdivisions (whether Litigating Primary Subdivisions or Non-Litigating Primary Subdivisions as of the Reference Date). A Settling State’s Primary Subdivision population shall include all Primary Subdivisions whose populations overlap in whole or in part with other Primary Subdivisions, for instance in the case of a Primary Subdivision that is a city contained within a Primary Subdivision that is a county. Because Primary Subdivisions include Subdivisions whose populations overlap in whole or in part with other Subdivisions, the Settling State’s Primary Subdivision population may be greater than the Settling State’s total population. (Special Districts are not relevant for purposes of Incentive C calculations.)

(ii)

For example, if City A is a Primary Subdivision with a population of 1 within County B, and County B is a Primary Subdivision with a population of 10, then each of their individual populations shall be added together (i.e., 1+10) to determine the total Primary Subdivision population (i.e., 11).

c.

A sliding scale will determine the share of the funds available under Incentive C, Part 1 to Settling States meeting the minimum 60% threshold. Under that sliding scale, if a Settling State secures participation or Case- Specific Resolutions from Primary Subdivisions representing 60% of its total Primary Subdivision population, it will receive 40% of the total amount potentially available to it under Incentive C, Part 1. If a Settling State secures participation or Case-Specific Resolutions from Primary Subdivisions representing more than 60% of its Primary Subdivision population, the Settling State shall be entitled to receive a higher percentage of the total amount potentially available to it under Incentive C, Part 1, on the scale shown in the table below. If there are no Primary Subdivisions, and that Settling State is otherwise eligible for Incentive C, that Settling State will receive its full allocable share of Incentive C, Part 1.

Participation or Case-Specific Resolution Levels (As percentage of total Primary Subdivision population)	Incentive C, Part 1 Award (As percentage of total amount available to Settling State for Incentive C, Part 1)
60%	40%
70%	45%
80%	50%
85%	55%
90%	60%
91%	65%
92%	70%
93%	80%
94%	90%
95%	100%

d.

Part 2: If a Settling State qualifies to receive an incentive under Incentive C, Part 1, the Settling State can also qualify to receive an additional incentive amount equal to 25% of its total potential Incentive C allocation by securing 100% participation of the ten (10) largest Subdivisions by population in the Settling State. (Special Districts are not relevant for purposes of this calculation.) If a Settling State does not qualify for any amount under Incentive C, Part 1, it cannot qualify for Incentive C, Part 2.

e.

Incentives earned under Incentive C shall accrue on an annual basis up to three years after the Effective Date. At one, two, and three years after the Effective Date, the Settlement Fund Administrator will conduct a lookback to assess which Subdivisions had agreed to participate or had their Claim resolved through a Case-Specific Resolution that year. Based on the look- back, the Settlement Fund Administrator will calculate the incentives accrued under Incentive C for the year. The percentage of the available Incentive C amount, for both Part 1 and Part 2, for which a Settling State is eligible three years after the Effective Date shall cap its eligibility for that Payment Year and all subsequent Payment Years.

8.	Incentive D: No Qualifying Lawsuits Surviving Threshold Motions at Two Look-Back Dates.

a.	A Settling State’s total potential Incentive D payment allocation is $206,187,038.00 times the percentage allocation assigned that Settling State in Exhibit F-2.

b.

If, at any time within five and one-half (5.5) years of the Preliminary Agreement Date, any Subdivision or Special District within a Settling State files litigation pursuing Released Claims against any Released Entity (a “Qualifying Lawsuit”), then Teva shall, within thirty (30) days of Teva or any Released Entity being served or otherwise informed of the prosecution of such Released Claims, provide notice to the Settling State in which such Released Claims are being pursued and shall give the relevant Settling State a reasonable opportunity to extinguish the Released Claims without any payment or any other obligations being imposed upon any Released Entities (apart from the Global Settlement Amount payable by Teva under the Agreement or the Injunctive Relief Terms incurred by it). The relevant Settling State and Teva shall confer and use reasonable efforts to promptly resolve a Qualifying Lawsuit so that it is dismissed with prejudice. Nothing in this subsection creates an obligation for a Settling State to make a monetary payment or incur any other obligation to an entity filing a Qualifying Lawsuit.

c.

Part 1: Under Incentive D, Part 1, a Settling State shall receive 50% of its total potential Incentive D payment allocation if, at two years after the Effective Date (the “First Look-Back Date”), there are no pending Released Claims from a Qualifying Lawsuit that survived a Threshold Motion within the Settling State against any Released Entities.

(i)

After the First Look-Back Date, a Settling State can become re-eligible for Incentive Payment D, Part 1 if the lawsuit that survived a Threshold Motion is dismissed pursuant to a later motion on grounds included in the Threshold Motion, in which case the Settling State shall become eligible for Incentive Payment D less any litigation fees and cost incurred by the Released Entity in the interim, except that if the dismissal motion occurs after the completion of opening statements in such action, the Settling State shall not be eligible for Incentive Payment D.

d.

Part 2: Under Incentive D, Part 2, a Settling State shall receive 50% of its total potential Incentive D payment allocation if, at five and one-half (5.5) years after the Preliminary Agreement Date (the “Second Look-Back Date”), there are no pending Released Claims from a Qualifying Lawsuit that survived a Threshold Motion within the Settling State against any Released Entities.

VIII. Allocation and Use of Settlement Funds

A.

Components of Settlement Fund. The Settlement Fund shall be comprised of an Abatement Accounts Fund, a State Fund, and a Subdivision Fund for each Settling State. The payments under Section VI into the Settlement Fund shall be initially allocated among those three (3) sub-funds and distributed and used as provided below or as provided for by a State-Subdivision Agreement (or other State-specific allocation of funds). Unless otherwise specified herein, payments placed into the Settlement Fund do not revert back to Teva.

B.

Use of Settlement Payments. It is the intent of the Parties that the payments disbursed from the Settlement Fund to Settling States and Exhibit G Participants be for Opioid Remediation, subject to limited exceptions that must be documented in accordance with subsection VIII.C. In no event may less than 85% of Teva’s payments pursuant to subsection VI.A.1–4 over the entirety of all Payment Years (but not any single Payment Year) be spent on Opioid Remediation.

C.

While disfavored by the Parties, a Settling State or Exhibit G Participant may use monies from the Settlement Fund (that have not been restricted by this Agreement solely to future Opioid Remediation) for purposes that do not qualify as Opioid Remediation. If, at any time, a Settling State or Exhibit G Participant uses any monies from the Settlement Fund for a purpose that does not qualify as Opioid Remediation, such Settling State or Exhibit G Participant shall identify such amounts and report to the Settlement Fund Administrator and Teva how such funds were used, including if used to pay attorneys’ fees, investigation costs, litigation costs, or costs related to the operation and enforcement of this Agreement. It is the intent of the Parties that the reporting under this subsection VIII.C shall be available to the public. For the avoidance of doubt, (a) any amounts not identified under this subsection VIII.C as used to pay attorneys’ fees, investigation costs, or litigation costs shall be included in the “Compensatory Restitution Amount” for purposes of subsection VIII.G and (b) Participating Subdivisions not listed on Exhibit G or Participating Special Districts that receive monies from the Settlement Fund indirectly may only use such monies from the Settlement Fund for purposes that qualify as Opioid Remediation.

D.

Allocation of Settlement Fund. The allocation of the Settlement Fund allows for different approaches to be taken in different states, such as through a State-Subdivision Agreement. Given the uniqueness of States and their Subdivisions, Settling States and Participating Subdivisions are encouraged to enter into State-Subdivision Agreements in order to direct the allocation of their portion of the Settlement Fund. As set out below, the Settlement Fund Administrator will make an initial allocation to three (3) state-level sub-funds. The

Settlement Fund Administrator will then, for each Settling State and its Exhibit G Participants, apply the terms of this Agreement and any relevant State-Subdivision Agreement, Statutory Trust, Allocation Statute, or voluntary redistribution of funds as set out below before disbursing the funds.

1.

Base Payments. The Settlement Fund Administrator will allocate Base Payments under subsection VII.D among the Settling States in proportion to their respective State Allocation Percentages. Base Payments for each Settling State will then be allocated 15% to its State Fund, 70% to its Abatement Accounts Fund, and 15% to its Subdivision Fund. Amounts may be reallocated and will be distributed as provided in subsection VIII.E.

2.

Incentive Payments. The Settlement Fund Administrator will treat Incentive Payments under subsection VII.E on a State-specific basis. Incentive payments for which a Settling State is eligible under subsection VII.E will be allocated 15% to its State Fund, 70% to its Abatement Accounts Fund, and 15% to its Subdivision Fund. Amounts may be reallocated and will be distributed as provided in subsection VIII.E.

3.

Application of Adjustments. If any offset under Section XII applies with respect to a Settling State, the offset shall be applied proportionally to all amounts that would otherwise be apportioned and distributed to the State Fund, the Abatement Accounts Fund, and the Subdivision Fund for that State.

4.

Settlement Fund Administrator. Prior to the Initial Participation Date, Teva and the Enforcement Committee will agree to a detailed mechanism consistent with the foregoing for the Settlement Fund Administrator to follow in allocating, apportioning, and distributing payments, which shall be appended hereto as Exhibit L.

E.

Settlement Fund Reallocation and Distribution. As set forth below, within a particular Settling State’s account, amounts contained in the Settlement Fund sub-funds may be reallocated and distributed per a State-Subdivision Agreement or other means. If the apportionment of amounts is not addressed and controlled under subsections VIII.E.1–2, then the default provisions of subsection VIII.E.4 apply. It is not necessary that a State-Subdivision Agreement or other means of allocating funds pursuant to subsections VIII.E.1–2 address all of the Settlement Fund sub-funds. For example, a Statutory Trust might only address disbursements from a Settling State’s Abatement Accounts Fund.

1.

Distribution by State-Subdivision Agreement. If a Settling State has a State-Subdivision Agreement, amounts apportioned to that State’s State Fund, Abatement Accounts Fund, and Subdivision Fund under subsection VIII.D shall be reallocated and distributed as provided by that agreement. Any State-Subdivision Agreement entered into or amended after July 26, 2022 shall be applied only if it requires: (1) that all amounts be used for Opioid Remediation except as allowed by subsection VIII.C, and (2) that at least 70% of amounts be used solely for future Opioid Remediation (references to “future Opioid Remediation” include amounts paid to satisfy any future demand by another governmental entity to make a required reimbursement in connection with the past care and treatment of a person related to the Alleged Harms). For a State-Subdivision Agreement to be applied to the relevant portion of an Annual Payment, notice must be provided to Teva and the Settlement Fund Administrator at least sixty (60) days prior to the Payment Date.

2.

Distribution by Allocation Statute. If a Settling State has an Allocation Statute and/or a Statutory Trust that addresses allocation or distribution of amounts apportioned to such State’s State Fund, Abatement Accounts Fund, and/or Subdivision Fund and that, to the extent any or all such sub-funds are addressed, requires (1) all amounts to be used for Opioid Remediation except as allowed by subsection VIII.C, and (2) at least 70% of all amounts to be used solely for future Opioid Remediation, then, to the extent allocation or distribution is addressed, the amounts apportioned to that State’s State Fund, Abatement Accounts Fund, and Subdivision Fund under subsection VIII.D shall be allocated and distributed as addressed and provided by the applicable Allocation Statute or Statutory Trust. For the avoidance of doubt, an Allocation Statute or Statutory Trust need not address all three (3) sub-funds that comprise the Settlement Fund, and if the applicable Allocation Statute or Statutory Trust does not address distribution of all or some of these three (3) sub-funds, the applicable Allocation Statute or Statutory Trust does not replace the default provisions in subsection VIII.E.4 of any such unaddressed fund. For example, if an Allocation Statute or Statutory Trust that meets the requirements of this subsection VIII.E only addresses funds restricted to abatement, then the default provisions in this Agreement concerning allocation among the three (3) sub-funds comprising the Settlement Fund and the distribution of the State Fund and Subdivision Fund for that State would still apply, while the distribution of the applicable State’s Abatement Accounts Fund would be governed by the qualifying Allocation Statute or Statutory Trust.

3.

Voluntary Redistribution. A Settling State may choose to reallocate all or a portion of its State Fund to its Abatement Accounts Fund. An Exhibit G Participant may choose to reallocate all or a portion of its allocation from the Subdivision Fund to the State’s Abatement Accounts Fund or to another Participating Subdivision or Participating Special District. The Settlement Fund Administrator is not required to honor voluntary redistribution for which notice is provided to it less than sixty (60) days prior to the Payment Date.

4.

Distribution in the Absence of a State-Subdivision Agreement, Allocation Statute, or Statutory Trust. If subsections VIII.E.1–2 do not apply, and subject to any voluntary redistribution pursuant to subsection VIII.E.3, amounts apportioned to that State’s State Fund, Abatement Accounts Fund, and Subdivision Fund under subsection VII.D shall be distributed as follows:

a.	Amounts apportioned to that State’s State Fund shall be distributed to that State.

b.	Amounts apportioned to that State’s Abatement Accounts Fund shall be distributed consistent with subsection VIII.F. Each Settling State shall submit to the Settlement Fund Administrator a designation of a lead state agency or other entity to serve as the single point of contact for that Settling State’s funding requests from the Abatement Accounts Fund and other communications with the Settlement Fund Administrator. The designation of an individual entity is for administrative purposes only and such designation shall not limit funding to such entity or even require that such entity receive funds from this Agreement. The designated entity shall be the only entity authorized to request funds from the Settlement Fund Administrator to be disbursed from that Settling State’s Abatement Accounts Fund. If a Settling State has established a Statutory Trust, then that Settling State’s single point of contact may direct the Settlement Fund Administrator to release the State’s Abatement Accounts Fund to the Statutory Trust.

c.

Amounts apportioned to that State’s Subdivision Fund shall be distributed to Participating Subdivisions in that State listed on Exhibit G per the Subdivision Allocation Percentage listed in Exhibit G. Subsection X.I shall govern amounts that would otherwise be distributed to Non-Participating Subdivisions listed in Exhibit G.

d.

Special Districts shall not be allocated funds from the Subdivision Fund, except through a voluntary redistribution allowed by subsection VIII.E.3. A Settling State may allocate funds from its State Fund or Abatement Accounts Fund for Special Districts.

5.

Restrictions on Distribution. No amounts may be distributed from the Subdivision Fund contrary to Section X, i.e., no amounts may be distributed directly to Non-Participating Subdivisions or to Later Participating Subdivisions in excess of what is permissible under subsection X.E. Amounts allocated to the Subdivision Fund that cannot be distributed by virtue of the preceding sentence shall be distributed into the sub-account in the Abatement Accounts Fund for the Settling State in which the Subdivision is located, unless those payments are redirected elsewhere by a State-Subdivision Agreement described in subsection VIII.E.1 or by an Allocation Statute or a Statutory Trust described in subsection VIII.E.2.

F.	Provisions Regarding Abatement Accounts Fund.

1.

State-Subdivision Agreement, Allocation Statute, and Statutory Trust Fund Provisions. A State-Subdivision Agreement, Allocation Statute, or Statutory Trust may govern the operation and use of amounts in that State’s Abatement Accounts Fund so long as it complies with the requirements of subsections VIII.E.1 or VIII.E.2 as applicable, and all direct payments to Subdivisions comply with subsections X.E–H.

2.

Absence of a State-Subdivision Agreement, Allocation Statute, or Statutory Trust. In the absence of a State-Subdivision Agreement, Allocation Statute, or Statutory Trust that addresses distribution, the Abatement Accounts Fund will be used solely for future Opioid Remediation and the following shall apply with respect to a Settling State:

a.	Regional Remediation.

(i)

At least 50% of distributions for remediation from a State’s Abatement Accounts Fund shall be annually allocated and tracked to the regional level. A Settling State may allow the Advisory Committee established pursuant to subsection VIII.F.2.d to define its regions and assign regional allocations percentages. Otherwise, a Settling State shall (1) define its initial regions, which shall consist of one (1) or more Subdivisions and which shall be designated by the State agency with primary responsibility for substance abuse disorder services employing, to the maximum extent practical, existing regions established in that State for opioid abuse treatment or other public health purposes; and (2) assign initial regional allocation percentages to the regions based on the Subdivision Allocation Percentages in Exhibit G and an assumption that all Subdivisions listed on Exhibit G will become Participating Subdivisions.

(ii)

This minimum regional expenditure percentage is calculated on the Settling State’s initial Abatement Accounts Fund allocation and does not include any additional amounts a Settling State has directed to its Abatement Accounts Fund from its State Fund, or any other amounts directed to the fund. A Settling State may dedicate more than 50% of its Abatement Accounts Fund to the regional expenditure and may annually adjust the percentage of its Abatement Accounts Fund dedicated to regional expenditures as long as the percentage remains above the minimum amount.

(iii)

The Settling State (1) has the authority to adjust the definition of the regions, and (2) may annually revise the percentages allocated to each region to reflect the number of Subdivisions in each region that are Non-Participating Subdivisions.

b.

Subdivision Block Grants. Certain Subdivisions listed on Exhibit G shall be eligible to receive regional allocation funds in the form of a block grant for future Opioid Remediation. A Participating Subdivision listed on Exhibit G eligible for block grants is a county or parish (or in the case of States that do not have counties or parishes that function as political subdivisions, a city) that (1) does not contain a Litigating Subdivision or a Later Litigating Subdivision for which it has the authority to end the litigation through a release, Bar, or other action; (2) either (i) has a population of 400,000 or more or (ii) in the case of California has a population of 750,000 or more; and (3) has funded or otherwise managed an established health care or treatment infrastructure (e.g., health department or similar agency). Each Subdivision listed on Exhibit G eligible to receive block grants shall be assigned its own region.

c.

Small States. Notwithstanding the provisions of subsection VIII.F.2.a, Settling States with populations under four (4) million that do not have existing regions described in subsection VIII.F.2.a shall not be required to establish regions. However, such a Settling State that contains one (1) or more Subdivisions listed on Exhibit G eligible for block grants under subsection VIII.F.2.b shall be divided regionally so that each block-grant eligible Subdivision listed on Exhibit G is a region and the remainder of the State is a region.

d.

Advisory Committee. The Settling State shall designate an Opioid Settlement Remediation Advisory Committee (the “Advisory Committee”) to provide input and recommendations regarding remediation spending from that Settling State’s Abatement Accounts Fund. A Settling State may elect to use an existing advisory committee or similar entity (created outside of a State-Subdivision Agreement or Allocation Statute); provided, however, the Advisory Committee or similar entity shall meet the following requirements:

(i)

Written guidelines that establish the formation and composition of the Advisory Committee, terms of service for members, contingency for removal or resignation of members, a schedule of meetings, and any other administrative details;

(ii)	Composition that includes at least an equal number of local representatives as state representatives;

(iii)

A process for receiving input from Subdivisions and other communities regarding how the opioid crisis is affecting their communities, their abatement needs, and proposals for abatement strategies and responses; and

(iv)	A process by which Advisory Committee recommendations for expenditures for Opioid Remediation will be made to and considered by the appropriate state agencies.

3.	Abatement Accounts Fund Reporting. The Settlement Fund Administrator shall track and assist in the report of remediation disbursements as agreed to among the Parties.

G.

Nature of Payment. Teva, the Settling States, the Participating Subdivisions, and the Participating Special Districts, acknowledge and agree that notwithstanding anything to the contrary in this Agreement, including, but not limited to, the scope of the Released Claims:

1.	Teva has entered into this Agreement to avoid the delay, expense, inconvenience, and uncertainty of further litigation;

2.

The Settling States, the Participating Subdivisions, and the Participating Special Districts sought compensatory restitution (within the meaning of 26 U.S.C. § 162(f)(2)(A)) as damages for the Alleged Harms allegedly suffered by the Settling States, Participating Subdivisions and Participating Special Districts;

3.

By executing this Agreement the Settling States, the Participating Subdivisions, and the Participating Special Districts certify that: (a) the Compensatory Restitution Amount is no greater than the amount, in the aggregate, of the Alleged Harms allegedly suffered by the Settling States, Participating Subdivisions and Participating Special Districts; and (b) the portion of the Compensatory Restitution Amount received by each Settling State, Participating Subdivision or Participating Special Districts is no greater than the amount of the Alleged Harms allegedly suffered by such Settling State, Participating Subdivision or Participating Special Districts;

4.

The payment of the Compensatory Restitution Amount by Teva constitutes, and is paid for, compensatory restitution (within the meaning of 26 U.S.C. § 162(f)(2)(A)) for alleged damage or harm (as compensation for alleged damage or harm arising out of alleged bodily injury) allegedly caused by Teva;

5.

The Compensatory Restitution Amount is being paid as compensatory restitution (within the meaning of 26 U.S.C. § 162(f)(2)(A)) in order to restore, in whole or in part, the Settling States, Participating Subdivisions and Participating Special Districts to the same position or condition that they would be in had the Settling States, Participating Subdivisions and Participating Special Districts not suffered the Alleged Harms;

6.

No portion of the Compensatory Restitution Amount represents reimbursement to any Settling State, Participating Subdivision, Participating Special District, or other person or entity for the costs of any investigation or litigation. The entire Compensatory Restitution Amount is properly characterized as described in subsection VIII.G. No portion of the Compensatory Restitution Amount constitutes disgorgement or is properly characterized as the payment of statutory or other fines, penalties, punitive damages, other punitive assessments, or attorneys’ fees; and

7.

The Designated State, on behalf of all Settling States, Participating Subdivisions, and Participating Special Districts (the “Form 1098-F Filer”) shall complete and file Form 1098-F with the Internal Revenue Service on or before February 28 (March 31 if filed electronically) of the year following the calendar year in which the order entering this Agreement becomes binding. On the Form 1098-F, the Form 1098-F Filer shall identify the entire Compensatory Restitution Amount received by the Form 1098-F Filer as remediation/restitution, including the provision of Settlement Product set out in Section IX below. The Form 1098-F Filer shall also, on or before January 31 of the year following the calendar year in which the order entering this Agreement becomes binding, furnish Copy B of such Form 1098-F (or an acceptable substitute statement) to Teva.

IX. Settlement Product

A.

The Settlement Product is Naloxone Hydrochloride Nasal Spray (generic Narcan®), a medication that counteracts the life-threatening effects of opioid overdose and significantly reduces opioid-overdose mortality.

B.

For the purposes of this Agreement, Teva has agreed to provide the Settling States Settlement Product valued at $1,200,000,000, which equals 9,600,000 kits of Settlement Product, valued at a fixed WAC of $125 per kit, allocated in accordance with the allocation percentage as reflected in Exhibit D-1. Teva shall cover the cost of the Settlement Product distribution set forth in this Agreement. For the avoidance of doubt, Participating Subdivisions and Participating Special Districts are not eligible to make a Settlement Product election pursuant to this Agreement.

C.

Consistent with the Settlement Product Election Form contained in Exhibit D, each Settling State shall have the discretion to convert any portion of the Settlement Product allocated to the Settling State into a cash value equaling twenty percent (20%) of the WAC value of the Settling State’s allocated Settlement Product in the following years: 2023, 2025, 2027, 2029, and 2031. The State’s election shall apply and remain in place for each following year until the next election date.

D.

Within thirty (30) days of the Effective Date, each Settling State shall notify Teva and the Settlement Fund Administrator of its Settlement Product election by submitting the Settlement Product Election Form reflected in Exhibit D.

E.

Settling States that do not make a Settlement Product Election within 30 days of the Effective Date, shall be deemed to have elected to receive the full Settlement Product Cash Conversion Amount for the first two-year period, allocated in accordance with the State Allocation Percentage as reflected in Exhibit D-1. Commencing within thirty (30) days of the Effective Date, the Settling States that have submitted a Settlement Product Election Form may place periodic orders for Settlement Product consistent with Section IX and Exhibit D.

F.

By or before January 1, 2025, 2027, 2029 and 2031, each Settling State may submit a new or updated Settlement Product Election Form, which will be effective beginning with the Forecast submitted on the same date for the following calendar year. Settling States that do not submit a new or updated Settlement Product Election Form will be deemed to have made no changes to their most recent Settlement Product Election Form.

G.

As is reflected in Exhibit D and the Settlement Product Election Form contained therein, Settling States may elect to convert all or a percentage of their allocation of Settlement Product into a Settlement Product Cash Conversion Amount, in the manner and method described in Exhibit D.

H.

Teva will make Settlement Product Cash Conversion Amount payments to Settling States that have elected to receive a full or partial Settlement Product Cash Conversion beginning with its second Annual Payment in accordance with the Settlement Payment Schedule as set forth in Exhibit M-2.

I.

The Parties understand that the provision of Settlement Product constitutes compensatory restitution within the meaning of 26 U.S.C. § 162(f)(2)(A) and that the receipt of Settlement Product must be reported on IRS Form 1098-F consistent with subsection VIII.G.7 above.

J.

In addition to offering Naloxone Hydrochloride Nasal Spray per this Section IX and Exhibit D, Teva, at its sole discretion, may also offer Settling States different versions or greater amounts of Settlement Product or different products that can be accepted by the Settling State in lieu of its full allotment of the Settlement Product or Settlement Product Cash Conversion Amount. Distribution and other terms related to such substitute product shall be set out in Teva’s offer. Nothing in this subsection IX.J changes the terms of this Agreement regarding the provision of Settlement Product or the calculation or availability of the Settlement Product Cash Conversion Amount. With regard to the annual product delivery schedule, to the extent that the Settling State’s needs for each drug varies from year to year, such that the Settling State needs a reasonably lesser quantity one year to be offset by a reasonably greater quantity the next year, Teva will use reasonable commercial efforts to be flexible in meeting that variation in demand.

K.

In the event of a Force Majeure Event, Teva shall promptly provide written notice to the Settling States. Teva and the States shall meet and confer within seven (7) days of such written notice to establish a commercially reasonable plan to resolve any inability to supply as quickly as reasonably possible, it being understood that, unless otherwise agreed to by the Parties, it is Teva’s obligation to use reasonable efforts which are consistent with accepted industry practices to resume performance as soon as practicable under the circumstances.

X. Participation by Subdivisions and Special Districts

A.

Notice. No later than fifteen (15) days after the Preliminary Agreement Date, the Settling States, with the cooperation of Teva, shall send individual written notice (which may be delivered via e-mail or other electronic means) of the opportunity to participate in this Agreement and the requirements of participation to all Subdivisions and Special Districts in the Settling State that are (1) Litigating Subdivisions or Litigating Special Districts, or (2) Non-Litigating Subdivisions listed in Exhibit G.[3] To the extent a Non-Litigating Special Districts is entitled to an allocation for a direct payment through its inclusion in Exhibit G pursuant to a State-Subdivision Agreement, Allocation Statute, Statutory Trust, or voluntary redistribution, the Settling States shall also send individual written notice (which may be delivered via e-mail or other electronic means) of the opportunity to participate in this Agreement and the requirements of participation to such Special Districts. Unless otherwise agreed by the Parties, the version of Exhibit G used for notice shall be the one in place as of the Preliminary Agreement Date. Teva’s share of costs of the written notice shall be paid by Teva as part of the Implementation Costs. Notice (which may be delivered via e-mail or other electronic means) shall also be provided simultaneously to counsel of record for Litigating Subdivisions, Litigating Special

[3]

Because Teva has settled with Oklahoma, but not with Oklahoma Subdivisions and Special Districts, Teva shall send individual written notice of the opportunity to participate in this Agreement and the requirements of participation to all Oklahoma Subdivisions and Special Districts. For purposes of this Section X, references to a “Subdivision in a Settling State” or “Special District in a Settling State” shall include Subdivisions and Special Districts in Oklahoma.

Districts, and known counsel for Non-Litigating Subdivisions listed on Exhibit G and Non- Litigating Special Districts listed on Exhibit G. The notice will include that the deadline for becoming an Initial Participating Subdivision or Initial Participating Special District is the Initial Participation Date. Nothing contained herein shall preclude a Settling State from providing further notice to or otherwise contacting any of its Subdivisions or Special Districts about becoming a Participating Subdivision or Participating Special District, including beginning any of the activities described in this paragraph prior to the Preliminary Agreement Date.

B.

Requirements for Becoming a Participating Subdivision: Non-Litigating Subdivisions. A Non-Litigating Subdivision in a Settling State may become a Participating Subdivision by returning an executed Settlement Participation Form to the Implementation Administrator or Settlement Fund Administrator (which may be executed and returned by electronic means established by the Implementation Administrator or Settlement Fund Administrator) specifying (1) that the Subdivision agrees to the terms of this Agreement pertaining to Subdivisions, (2) that the Subdivision releases all Released Claims against all Released Entities, (3) that the Subdivision agrees to use monies it receives, if any, from the Settlement Fund pursuant to the applicable requirements of Section VIII, and (4) that the Subdivision submits to the jurisdiction of the Court where the Consent Judgment is filed for purposes limited to that Court’s role under the Agreement. The required Settlement Participation Form is attached as Exhibit K. A Non-Litigating Subdivision will decide whether to become a Participating Subdivision for both this Agreement and the Allergan Global Opioid Settlement Agreement, or neither.

C.

Requirements for Becoming a Participating Subdivision: Litigating Subdivisions/Later Litigating Subdivisions. A Litigating Subdivision or Later Litigating Subdivision in a Settling State may become a Participating Subdivision by returning an executed Settlement Participation Form to the Implementation Administrator or Settlement Fund Administrator (which may be executed and returned by electronic means established by the Implementation Administrator or Settlement Fund Administrator) that, in addition to the requirements set out in subsection X.B for Non-Litigating Subdivisions, commits it to promptly dismissal its legal action. The required Settlement Participation Form is attached as Exhibit K. A Litigating Subdivision or Later Litigating Subdivision will decide whether to become a Participating Subdivision for both this Agreement and the Allergan Global Opioid Settlement Agreement, or neither. Except for trials begun before the Initial Participation Date, a Litigating Subdivision or a Later Litigating Subdivision may not become a Participating Subdivision after the completion of opening statements in a trial of a legal action it brought that includes a Released Claim against a Released Entity.

D.

Initial Participating Subdivisions. A Subdivision qualifies as an Initial Participating Subdivision if it meets the applicable requirements for becoming a Participating Subdivision set forth in subsections X.B or X.C by the Initial Participation Date. Provided however, all Subdivision Settlement Participation Forms shall be held by the Implementation Administrator until Teva provides the notice in subsection XI.B that it intends to proceed with the settlement, at which time the obligations created by such forms become effective. If Teva determines not to proceed, all Settlement Participation Forms shall be returned to Counsel for Litigating Subdivisions or to the Subdivisions not represented by counsel or destroyed to the extent that such destruction is not prohibited by then existing document preservation obligations.

E.

Later Participating Subdivisions. A Subdivision that is not an Initial Participating Subdivision may become a Later Participating Subdivision by meeting the applicable requirements for becoming a Participating Subdivision after the Initial Participation Date and agreeing to be subject to the terms of a State-Subdivision Agreement (if any) or any other structure adopted or applicable pursuant to subsections VIII.E or VIII.F. The following provisions govern what a Later Participating Subdivision can receive (but do not apply to Initial Participating Subdivisions):

1.	A Later Participating Subdivision shall not receive any share of any Base or Incentive Payments paid to the Subdivision Fund that were due before it became a Participating Subdivision.

2.

A Later Participating Subdivision that becomes a Participating Subdivision after Initial Participation Date but before June 15, 2023 shall receive 75% of the share of the Initial Year Payment that it would have received had it become an Initial Participating Subdivision (unless the Later Participating Subdivision is subject to subsections X.E.3 or X.E.4 below). A Later Participating Subdivision that becomes a Participating Subdivision after June 15, 2023 shall receive no share of the Initial Year Payment.

3.

A Later Participating Subdivision that, after the Initial Participation Date, maintains a lawsuit for a Released Claim(s) against a Released Entity and has judgment entered against it on every such Claim before it became a Participating Subdivision (other than a consensual dismissal with prejudice) shall receive 50% of the share of future Base Payments or Incentive Payments that it would have received had it become a Later Participating Subdivision prior to such judgment; provided, however, that if the Subdivision appeals the judgment and the judgment is affirmed with finality before the Subdivision becomes a Participating Subdivision, the Subdivision shall not receive any share of any Base Payments or Incentive Payments.

4.

A Later Participating Subdivision that becomes a Participating Subdivision while a Bar or Case-Specific Resolution involving a different Subdivision exists in its State shall receive 25% of the share of future Base Payments or Incentive Payments that it would have received had it become a Later Participating Subdivision without such Bar or Case-Specific Resolution.

F.	No Increase in Payments. Amounts to be received by Later Participating Subdivisions or Later Participating Special Districts shall not increase the payments due from Teva.

G.

Ineligible Subdivisions and Special Districts. Except for Subdivisions and Special Districts in Oklahoma, prior Settling Subdivisions, and Subdivisions and Special Districts in Non- Settling States or Prior Settling States are not eligible to be Participating Subdivisions or Participating Special Districts.

H.

Non-Participating Subdivisions and Non-Participating Special Districts. Non-Participating Subdivisions and Non-Participating Special Districts shall not directly receive any portion of any Base Payments or Incentive Payments, including from the State Fund and direct distributions from the Abatement Accounts Fund; however, a Settling State may choose to fund future Opioid Remediation that indirectly benefits Non-Participating Subdivisions and Non-Participating Special Districts.

I.

Unpaid Allocations to Later Participating and Non-Participating Subdivisions. Any Base Payments and Incentive Payments allocated pursuant to subsection VIII.E to a Later Participating or Non-Participating Subdivision or a Later Participating or Non-Participating Special District that cannot be paid pursuant to Section X, will be allocated to the Abatement Accounts Fund for the Settling State in which the Subdivision is located, unless those payments are redirected elsewhere by a State-Subdivision Agreement or by a Statutory Trust.

J.

Requirements for Becoming a Participating Special District: Non-Litigating Special Districts. A Non-Litigating Special District in a Settling State may become a Participating Special District by returning an executed Settlement Participation Form to the Implementation Administrator or Settlement Fund Administrator (which may be executed and returned by electronic means established by the Implementation Administrator or Settlement Fund Administrator) specifying (1) that the Special District agrees to the terms of this Agreement pertaining to Special Districts, (2) that the Special District releases all Released Claims against all Released Entities, (3) that the Special District agrees to use monies it receives, if any, from the Settlement Fund pursuant to the applicable requirements of Section VIII, and (4) that the Special District submits to the jurisdiction of the Court where the Consent Judgment is filed for purposes limited to that Court’s role under the Agreement. The required Settlement Participation Form is attached as Exhibit K. A Non-Litigating Special District will decide whether to become a Participating Special District for both this Agreement and the Allergan Global Opioid Settlement Agreement, or neither.

K.

Requirements for Becoming a Participating Special District: Litigating Special Districts/Later Litigating Special Districts. A Litigating Special District or Later Litigating Special District in a Settling State may become a Participating Special District by returning an executed Settlement Participation Form to the Implementation Administrator or Settlement Fund Administrator (which may be executed and returned by electronic means established by the Implementation Administrator or Settlement Fund Administrator) that, in addition to the requirements set out in subsection X.J for Non-Litigating Special Districts, commits it to promptly dismiss its legal action. The required Settlement Participation Form is attached as Exhibit K. A Litigating Special District or a Later Litigating Special District will decide whether to become a Participating Special District for both this Agreement and the Allergan Global Opioid Settlement Agreement, or neither. Except for trials begun before the Initial Participation Date, a Litigating Special District or a Later Litigating Special District may not become a Participating Special District after the completion of opening statements in a trial of a legal action it brought that includes a Released Claim against a Released Entity.

L.	Initial Participating Special Districts. A Special District qualifies as an Initial Participating Special District if it meets the applicable requirements for becoming a Participating Special

District set forth in subsections X.J or X.K by the Initial Participation Date. Provided however, all Special District Settlement Participation Forms shall be held by the Implementation Administrator until Teva provides the notice in subsection XI.B that it intends to proceed with the settlement, at which time the obligations created by such forms become effective.

M.

Later Participating Special Districts. A Special District that is not an Initial Participating Special District may become a Later Participating Special District by meeting the applicable requirements for becoming a Participating Special District after the Initial Participation Date and agreeing to be subject to the terms of a State-Subdivision Agreement (if any) or any other structure adopted or applicable pursuant to subsections VIII.E or VIII.F. or any agreement reached by the applicable Settling State with Initial Participating Special Districts. The following provisions govern what a Later Participating Special District can receive (but do not apply to Initial Participating Special Districts):

1.

Except for the Initial Year Payment, a Later Participating Special District shall not receive any share of any Base or Incentive Payments paid to the Subdivision Fund that were due before it became a Participating Special District.

2.

A Later Participating Special District that becomes a Participating Special District after Initial Participation Date but before June 15, 2023 shall receive 75% of the share of the Initial Year Payment that it would have received had it become an Initial Participating Special District (unless the Later Participating Special District is subject to subsections X.M.3 or X.M.4 below). A Later Participating Special District that becomes a Participating Special District after June 15, 2023 shall receive no share of the Initial Year Payment.

3.

A Later Participating Special District that, after the Initial Participation Date, maintains a lawsuit for a Released Claim(s) against a Released Entity and has judgment entered against it on every such Claim before it became a Participating Special District (other than a consensual dismissal with prejudice) shall receive 50% of the share of future Base Payments or Incentive Payments that it would have received had it become a Later Participating Special District prior to such judgment; provided, however, that if the Special District appeals the judgment and the judgment is affirmed with finality before the Special District becomes a Participating Special District, the Special District shall not receive any share of any Base Payments or Incentive Payments.

4.

A Later Participating Special District that becomes a Participating Special District while a Bar or Case-Specific Resolution involving a different Special District exists in its State shall receive 25% of the share of future Base Payments or Incentive Payments that it would have received had it become a Later Participating Special District without such Bar or Case-Specific Resolution.

XI. Condition to Effectiveness of Agreement and Filing of Consent Judgment

A.	Determination to Proceed With Settlement. Teva will determine on or before the Reference Date whether there has been a sufficient resolution of the Claims of the Litigating

Subdivisions and Litigating Special Districts in the Settling States (through participation under Section X, Case-Specific Resolution(s), and Bar(s)) to proceed with this Agreement. The determination shall be in the sole discretion of Teva, in good faith, and may be based on any criteria or factors deemed relevant by Teva.

B.

Notice by Teva. On or before the Reference Date, Teva shall inform the Settling States and MDL Plaintiffs’ Executive Committee of its determination pursuant to subsection XI.A. If Teva determines to proceed, the Parties will proceed to file the Consent Judgments. If Teva determines not to proceed, this Agreement will have no further effect and all releases (including those given by Participating Subdivisions and Special Districts) and other commitments or obligations contained herein will be void and Settlement Participation Forms shall be returned to the Subdivision or Special District or destroyed to the extent not prohibited by then existing legal obligations or document holds.

XII. Potential Payment Adjustments

A.

Settlement Class Resolution Opt Outs. If a Settling State is eligible for Incentive A on the basis of a Settlement Class Resolution, and a Primary Subdivision that opted out of the Settlement Class Resolution maintains a lawsuit asserting a Released Claim against a Released Entity, the following shall apply: If the lawsuit asserting a Released Claim either survives a Threshold Motion or has an unresolved Threshold Motion fewer than sixty (60) days prior to the scheduled start of a trial involving a Released Claim, and is resolved with finality on terms requiring payment by the Released Entity, Teva shall receive a dollar-for-dollar offset for the amount paid against its obligation to make remaining Incentive A payments that would be apportioned to that State or Participating Subdivisions listed on Exhibit G.

B.	Revoked Bar, Settlement Class Resolution, or Case-Specific Resolution.

1.

If Teva made a payment as a result of the existence of a Bar, Settlement Class Resolution, or Case-Specific Resolution in a Settling State, and that Bar, Settlement Class Resolution, or Case-Specific Resolution is subject to a Revocation Event, Teva shall receive a dollar-for-dollar offset against its obligation to make remaining payments that would be apportioned to that State and its Exhibit G Participants. This offset will be calculated as the dollar amount difference between (1) the total amount of Incentive Payments paid by Teva during the time the Bar, Settlement Class Resolution, or Case-Specific Resolution subject to the Revocation Event was in effect, and (2) the total amount of Incentive Payments that would have been due from Teva during that time without the Bar, Settlement Class Resolution, or Case-Specific Resolution subject to the Revocation Event being in effect. The amount of Incentive Payments that would have been due, referenced in (2) above, will be calculated based on considering any Subdivision or Special District that provides a release within one hundred eighty (180) days after the Revocation Event as having been a Participating Subdivision or Participating Special District (in addition to all other Participating Subdivisions and Participating Special Districts) during the time that the Bar, Settlement Class Resolution, or Case-Specific Resolution subject to the Revocation Event was in effect. If a Revocation Event causes a Settling State to no longer qualify for one or both parts of Incentive D, the Settling State and its Exhibit G participants shall return to Teva all relevant payments made under Incentive D through offsets as set forth above.

2.

Notwithstanding anything to the contrary in paragraph 1 above, if a Bar or Case-Specific Resolution is reinstated by the Settling State, either through the same or different means as the initial Bar or Case-Specific Resolution, Teva’s right to an offset is extinguished and any amounts withheld to offset amounts paid on account of the revoked, rescinded, reversed, or overruled Bar or Case-Specific Resolution shall be returned to the Settling State, less and except any Incentive Payments that would have been paid during the period in which the Bar or Case-Specific Resolution was revoked, rescinded, reversed, or overruled.

XIII. Additional Restitution Amount

Additional Restitution Amount. Teva shall pay an Additional Restitution Amount to each Settling State listed in Exhibit N in the amount and on the schedule set forth in Exhibit M-3. The maximum Additional Restitution Amount of $28,669,762.00 shall be reduced by the allocation set forth on Exhibit F-2 for any Non-Settling States listed on Exhibit N. The Settlement Fund Administrator shall allocate such funds among and within the Settling States listed in Exhibit N at the same time as its allocation of Annual Payments pursuant to subsection VII.B.

XIV. Plaintiffs’ Attorneys’ Fees and Costs

Attorneys’ fees and costs are addressed in the following exhibits and are incorporated herein by reference:

1.	The State Outside Counsel Fee Fund is addressed in Exhibit T.

2.	The State Cost Fund is addressed in Exhibit S.

3.	The Attorney Fee and Cost Fund is addressed and the Agreement on Attorneys’ Fees, Expenses and Costs is set forth in Exhibit R.

XV. Enforcement and Dispute Resolution

A.

Enforceability. The terms of the Agreement and Consent Judgment applicable to or in a Settling State will be enforceable solely by that Settling State and Teva. Settling States or Participating Subdivisions shall not have enforcement rights with respect either to the terms of this Agreement that apply only to or in other States or to any Consent Judgment entered into by another Settling State. Participating Subdivisions shall not have enforcement rights against Teva with respect to the Agreement or any Consent Judgment except as to payments that would be allocated to the Subdivision Fund or Abatement Accounts Fund pursuant to Section VII; provided, however, that each Settling State shall allow Participating Subdivisions in that State to notify it of any perceived violations of the Agreement or Consent Judgment.

B.

Consent to Jurisdiction and Service of Process. Teva consents to the jurisdiction of the Court in which the Consent Judgment is filed, and any appellate court thereof, limited to resolution of disputes identified in subsection XV.G.2; for a civil action for any appropriate relief to enforce compliance with the Parties’ Agreement for Injunctive Relief pursuant to Exhibit P, subsection K.5 herein; and for any proceedings for or related to the enforcement or collection of any payments on the Consent Judgment for resolution in the Court in which the Consent Judgment is filed. Teva further agrees any service of process or notice required for such action or proceeding may be effectuated on Teva through delivery of all required papers by hand or by a nationally recognized private courier on Teva’s representatives identified in subsection XVI.P herein. To be clear, for the purposes of this Agreement only, Teva consents to personal jurisdiction before such courts, and will not contend service must be effectuated through personal service of the Hague Convention process.

C.	Specific Terms Dispute Resolution.

1.	Any dispute that is addressed by the provisions set forth in the Injunctive Relief Terms in Exhibit P shall be resolved as provided therein and pursuant to subsection XV.E.3 herein.

2.

In the event Teva believes the 85% threshold established in subsection VIII.B is not being satisfied, any Party may request that Teva and the Enforcement Committee meet and confer regarding the use of funds under subsection VIII.B. The completion of such meet-and-confer process is a precondition to further action regarding any such dispute. Further action concerning subsection VIII.B shall: (i) be limited to Teva seeking to reduce its Annual Payments by no more than 5% of the difference between the actual amount of Opioid Remediation and the 85% threshold established in subsection VIII.B; (ii) only reduce Annual Payments to those Settling States and its Participating Subdivisions that are below the 85% threshold established in subsection VIII.B; and (iii) not reduce Annual Payments restricted to future Opioid Remediation.

D.	State-Subdivision Enforcement.

1.

A Participating Subdivision shall not have enforcement rights against a Settling State in which it is located with respect to the Agreement or any Consent Judgment except: (1) as provided for in a State-Subdivision Agreement, Allocation Statute, or Statutory Trust with respect to intrastate allocation; or (2) in the absence of a State-Subdivision Agreement, Allocation Statute, or Statutory Trust, as to allegations that: (a) the Settling State’s use of Abatement Accounts Fund monies were not used for uses similar to or in the nature of those uses contained in Exhibit E; or (b) a Settling State failed to pay funds directly from the Abatement Accounts Fund to a Participating Subdivision eligible to receive a block grant pursuant to subsection VIII.F.2.b.

2.

A Settling State shall have enforcement rights against a Participating Subdivision located in its territory: (1) as provided for in a State-Subdivision Agreement, Allocation Statute, or Statutory Trust; or (2) in the absence of a State-Subdivision Agreement, Allocation Statute, or Statutory Trust, as to allegations that the uses of Abatement Accounts Fund monies by Participating Subdivisions listed on Exhibit G were not for uses similar to or in the nature of those uses contained in Exhibit E.

3.

As between Settling States and Participating Subdivisions, the above rights are contractual in nature and nothing herein is intended to limit, restrict, change, or alter any other existing rights under law.

E.	Enforcement Committee Actions to Enforce Agreement.

1.

The Parties agree that in the event of any failure by Teva to make any required payments under this Agreement, the Enforcement Committee, on its own or through its designee such as a Settling State or Participating Subdivision acting by its authorization and on its behalf, shall have the ability and right to file an action or proceeding in any New York state court, or federal court of the United States of America, sitting in New York, for or related to the enforcement or collection of such payments.

2.

If any National Dispute involving a Settling State, Participating Subdivision, and/or Teva is pending before a National Arbitration Panel concerning a given year’s payment to all Settling States, any action or proceeding pursuant to this subsection XV.E shall be stayed as to any disputed amounts only, but may proceed as to any and all undisputed amounts. In the event there is a dispute between the Parties as to the disputed amounts at issue, the Enforcement Committee or any party to that dispute may seek an expedited determination from the National Arbitration Panel for that proceeding as to the disputed and undisputed amounts.

3.

The Parties further Agree that in the event of Teva’s breach of the Parties’ Agreement for Injunctive Relief (Exhibit P attached hereto), the Enforcement Committee, on its own or through its designee such as a Settling State or Participating Subdivision acting by its authorization and on its behalf, shall have the ability and right to file a civil action pursuant to Exhibit P, subection K.5, in any New York state court, or federal court of the United States of America, sitting in New York, seeking any appropriate relief to enforce compliance with such Agreement for Injunctive Relief.

4.

Teva consents to the jurisdiction of the New York state court, or federal court of the United States of America, sitting in New York, and any appellate court from any thereof, in which any action or proceeding is initiated pursuant to this subsection XV.E, and for enforcement or collection of any related judgment entered by such court. Teva further agrees any service of process or notice required for such action or proceeding, including for any action or proceeding for enforcement or collection of any judgment entered thereon, may be effectuated on Teva through delivery of all required papers by hand or by a nationally recognized private courier on Teva’s representatives identified in subsection XVI.P herein. For the purposes of this Agreement only, Teva consents to personal jurisdiction before such courts and will not contend service must be effectuated through personal service or the Hague Convention process.

5.

The enforcement rights under this subsection XV.E are in addition to, and not in lieu of, any other enforcement and collection rights of the Parties herein, including but not limited to enforcement rights as to payments as allowed by subsection XV.A.

F.

Subdivision Payment Enforcement. A Participating Subdivision shall have the same right as a Settling State pursuant to subsection XV.G.4.a.iv to seek resolution of any failure by Teva to make its required Base Payments and/or Incentive Payments in a Payment Year.

G.	Other Dispute Resolution Terms.

1.

Except as provided in subsection XV.C, the parties to a dispute shall promptly meet and confer in good faith to resolve any dispute. If the parties cannot resolve the dispute informally, and unless otherwise agreed in writing, they shall follow the remaining provisions of this subsection XV.G to resolve the dispute.

2.

Except as provided in subsections XV.C and XV.G.4, disputes not resolved informally shall be resolved in either the Court that entered the relevant Consent Judgment or, if no Consent Judgment was entered, a state or territorial court with jurisdiction located wherever the seat of state government is located. State court proceedings shall be governed by the rules and procedures of the forum. For the avoidance of doubt, disputes to be resolved in state court include, but are not limited to, the following:

a.	disputes concerning whether expenditures qualify for Opioid Remediation;

b.

disputes between a Settling State and Participating Subdivisions located in such Settling State as provided by subsection XV.D, except to the extent the State-Subdivision Agreement provides for other dispute resolution mechanisms. For the avoidance of doubt, disputes between a Settling State and any Participating Subdivision shall not be considered National Disputes;

c.	whether this Agreement and relevant Consent Judgment are binding under state law;

d.	the extent of the Attorney General’s or other participating entity’s authority under state law, including the extent of the authority to release Claims;

e.	whether the requirements of a Bar, a Case-Specific Resolution, State- Specific Finality, Later Litigating Subdivision, Litigating Subdivision, or a Threshold Motion have been met; and

f.	all other disputes not specifically identified in subsections XV.C and XV.G.4.

3.

Any Party may request that the National Arbitration Panel provide an interpretation of any provision of the settlement that is relevant to the state court determination, and the National Arbitration Panel shall make reasonable best efforts to supply such interpretation within the earlier of thirty (30) days or the time period required by the state court proceedings. Any Party may submit that interpretation to the state court to the extent permitted by, and for such weight provided by, the state court’s rules and procedures. If requested by a Party, the National Arbitration Panel shall request that its interpretation be accepted in the form of an amicus curiae brief, and any attorneys’ fees and costs for preparing any such filing shall be paid for by the requesting Party.

4.	National Disputes involving a Settling State, Participating Subdivision, and/or Teva shall be resolved by a National Arbitration Panel.

a.

“National Disputes” are disputes that are exceptions to subsection XV.G.2’s presumption of resolution in state courts because they involve issues of interpretation of Agreement terms applicable to all Settling States without reference to a particular State’s law. Disputes between a State and any Participating Subdivisions shall not be considered National Disputes. National Disputes are limited to the following:

(i)	the amount of offset and/or credit attributable to Non-Settling States;

(ii)	issues involving the scope and definition of “Product”;

(iii)	interpretation and application of the terms “Covered Conduct” and “Released Entities”;

(iv)

disputes over a given year’s Annual Payment or the payment of the Additional Restitution Amount to all Settling States (for the avoidance of doubt, disputes between a Settling State and Teva over the amounts owed to only that State shall not be considered National Disputes);

(v)	questions regarding the performance and/or removal of the Settlement Fund Administrator;

(vi)	disputes involving liability of successor entities;

(vii)	disputes that require a determination of sufficient Subdivision and Special District participation to qualify for Incentives A, B, C, or D,;

(viii)	disputes that require interpretation of Agreement terms (i) that concretely affect four (4) or more Settling States; and (ii) do not turn on unique definitions and interpretations under State law; and

(ix)

any dispute subject to resolution under subsection XV.G.2 but for which all parties to the dispute agree to arbitration before the National Arbitration Panel under the provisions of this subsection XV.G.4.

b.	The “National Arbitration Panel” shall be comprised of three (3) neutral arbitrators. One (1) arbitrator shall be chosen by Teva, one (1) arbitrator shall be chosen by the Enforcement Committee with due input from Participating Subdivisions, and the third arbitrator shall be agreed upon by the first two (2) arbitrators. The membership of the National Arbitration Panel is intended to remain constant throughout the term of this Agreement, but in the event that replacements are required, the retiring arbitrator shall be replaced by the party that selected him/her.

(i)	The National Arbitration Panel shall make reasonable best efforts to decide all matters within one hundred eighty (180) days of filing, and in no event shall it take longer than one (1) year.

(ii)

The National Arbitration Panel shall conduct all proceedings in a reasonably streamlined process consistent with an opportunity for the parties to be heard. Issues shall be resolved without the need for live witnesses where feasible, and with a presumption in favor of remote participation to minimize the burdens on the parties.

(iii)

To the extent allowed under state law, a Settling State, Participating Subdivision, and (at any party’s request) the National Arbitration Panel may certify to an appropriate state court any question of state law. The National Arbitration Panel shall be bound by a final state court determination of such a certified question. The time period for the arbitration shall be tolled during the course of the certification process.

(iv)

The arbitrators will give due deference to any authoritative interpretation of state law, including any declaratory judgment or similar relief obtained by a Settling State, Participating Subdivision, or Teva on a state law issue.

(v)

The decisions of the National Arbitration Panel shall be binding on Settling States, Participating Subdivisions, Teva, and the Settlement Fund Administrator. In any proceeding before the National Arbitration Panel involving a dispute between a Settling State and Teva whose resolution could prejudice the rights of a Participating Subdivision(s) or Participating Special District(s) in that Settling State, such Participating Subdivision(s) or Participating Special District(s) shall be allowed to file a statement of view in the proceeding.

c.

Nothing herein shall be construed so as to limit or otherwise restrict a State from seeking injunctive or other equitable relief in state court to protect the health, safety, or welfare of its citizens.

d.

Each party shall bear its own costs in any arbitration or court proceeding arising under this subsection XV.G. The costs for the arbitrators on the National Arbitration Panel shall be divided and paid equally by the disputing sides for each individual dispute, e.g., a dispute between Teva and

Settling States/Participating Subdivisions shall be split 50% by Teva and 50% by the Settling States/Participating Subdivisions that are parties to the dispute; a dispute between a Settling State and a Participating Subdivision shall be split 50% by the Settling State and 50% by any Participating Subdivisions that are party to the dispute.

5.	Prior to initiating an action to enforce pursuant to this subsection XV.G, the complaining party must:

a.

Provide written notice to the Enforcement Committee of its complaint, including the provision of the Consent Judgment and/or Agreement that the practice appears to violate, as well as the basis for its interpretation of the disputed provision. The Enforcement Committee shall establish a reasonable process and timeline for obtaining additional information from the involved parties; provided, however, that the date the Enforcement Committee establishes for obtaining additional information from the parties shall not be more than forty-five (45) days following the notice. The Enforcement Committee may advise the involved parties of its views on the complaint and/or seek to resolve the complaint informally.

b.	Wait to commence any enforcement action until thirty (30) days after the date that the Enforcement Committee establishes for obtaining additional information from the involved parties.

6.

If the parties to a dispute cannot agree on the proper forum for resolution of the dispute under the provisions of subsections XV.G.2 or XV.G.4, a committee comprising the Enforcement Committee and sufficient representatives of Teva such that the members of the Enforcement Committee have a majority of one (1) member will determine the forum where the dispute will be initiated within twenty-eight (28) days of receiving notification of the dispute relating to the proper forum. The forum identified by such committee shall be the sole forum for determining where the dispute shall be heard, and the committee’s identification of such forum shall not be entitled to deference by the forum selected.

H.

No Effect. Nothing in this Agreement shall be interpreted to limit the Settling State’s Civil Investigative Demand (“CID”) or investigative subpoena authority, to the extent such authority exists under applicable state law and the CID or investigative subpoena is issued pursuant to such authority, and Teva reserves all of its rights in connection with a CID or investigative subpoena issued pursuant to such authority.

XVI. Miscellaneous

A.

No Admission. Teva does not admit liability or wrongdoing. Neither this Agreement nor the Consent Judgments shall be considered, construed, or represented to be (1) an admission, concession, or evidence of liability or wrongdoing or (2) a waiver or any limitation of any defense otherwise available to Teva.

B.

Population of Subdivisions. The population figures for Subdivisions shall be the published U.S. Census Bureau’s population estimates for July 1, 2019, released May 2020. These population figures shall remain unchanged during the term of this Agreement.

C.

Population of Special Districts. For any purpose in this Agreement in which the population of a Special District is used, other than the use of “Covered Special District”: (a) School Districts’ population will be measured by the number of students enrolled who are eligible under the Individuals with Disabilities Education Act (“IDEA”) or Section 504 of the Rehabilitation Act of 1973; (b) Health Districts’ and Hospital Districts’ population will be measured at 25% of discharges; and (c) all other Special Districts’ (including Fire Districts’ and Library Districts’) population will be measured at 10% of the population served.

D.

Population Associated with Sheriffs. For any purpose in this Agreement in which the population associated with a lawsuit by a sheriff is used, the population will be measured at 20% of the capacity of the jail(s) operated by the sheriff.

E.	Most-Favored-Nation Provision.

1.

If Teva enters into any settlement agreement with any Non-Settling State after November 23, 2022 that resolves Claims similar in scope to the Claims released by a Settling State under this Agreement on overall payment terms that are more favorable to such Non-Settling State on a net present value basis (calculated with a 7% discount rate) on overall payment terms the Non-Settling State would have received under this Agreement based on the same level of participation, then the Settling States, individually or collectively, may elect to seek review, pursuant to Section XVI.E.3, of the overall payment terms of this Agreement and the Non-Settling State agreement so that the Settling State(s) may obtain, with respect to Teva, overall payment terms at least as favorable as those obtained by such Non-Settling State. “Overall payment terms” refers to consideration of all payment terms of the two agreements, taken together, including, but not limited to the amount of payments, the timing of payments, and conditions or contingencies on payments.

2.

For any settlement with a Non-Settling State involving Released Claims, Teva shall provide the Enforcement Committee with a copy of the settlement agreement or relevant Consent Judgment within thirty (30) calendar days of the consummation of such settlement. The Enforcement Committee will promptly distribute such copy to all Settling States.

3.

In the event that the one or more Settling State(s) believes that the overall payment terms of an agreement by Teva with a Non-Settling State are more favorable to the Non-Settling State, when compared based on the totality of the considerations set forth in Section XVI.E.1, the Settling State(s) and Teva shall engage in the following process:

a.

The Settling State(s) shall provide notice, within sixty (60) calendar days of the date on which a settlement agreement or Consent Judgment is provided to the Enforcement Committee, to Teva of its intent to seek revision of this

Agreement to provide payment terms that are, on an overall basis, as favorable as those obtained by the Non-Settling State. Such notice shall be confidential and not disclosed publicly to the extent allowed by law and shall state, in detail, the basis for the Settling State’s belief that it is entitled to a revision of the Agreement.

b.

Teva shall, within thirty (30) calendar days, provide a response to the Settling State(s), explaining its position, in detail, as to whether the Settling State(s) is entitled to more favorable overall payment terms than those provided for in this Agreement.

c.

In the event the Settling State(s) and Teva do not reach agreement as to the application of Section XVI.E.1, the Settling State(s) may petition the National Arbitration Panel to seek a ruling from the Panel as to the applicability of Section XVI.E.1, provided that the Settling State(s) may seek such review only if at least five (5) Settling States co-sign the petition. The Panel shall consider submissions and argument by the parties pursuant to the procedures set forth in Section XV.G.4.

d.	The Settling State(s) and Teva shall be bound by the determination of the National Arbitration Panel.

4.

This Section XVI.E does not apply to, and there is no ability of any Settling State to seek or obtain revision of this Agreement based on, any Non-Settling State agreement with Teva that is entered into: (a) either the earlier of (i) after the close of expert discovery or (ii) after a date ninety (90) calendar days prior to the scheduled start date of a trial between Teva and the Non-Settling State or any severed or bifurcated portion thereof, provided that, where, in order to complete a settlement, a Non-Settling State and Teva jointly request an adjournment of the scheduled start date of a trial within ninety (90) days of that date, this exception will apply as if the trial date had not been adjourned; (b) with a Non-Settling State that previously litigated to judgment a case related to opioids against any manufacturer, distributor, or pharmacy; or, (c) the earlier of: (i) after a Non-Settling State has obtained any court order or judicial determination that grants judgment (in whole or in part) against Teva in the Non-Settling State’s case; (ii) after a sanctions ruling against Teva in the Non-Settling State’s case against Teva; or, (iii) after any ruling has issued in the Non-Settling State’s case against any manufacturer, distributor, or pharmacy on the issue of joint and several liability. The National Arbitration Panel shall have no power to review agreements that satisfy any of the conditions described in this paragraph.

5.

This Section does not apply to, and there is no ability of any Settling State to seek or obtain revision of this Agreement based on, any agreement between Teva and (a) federally-recognized tribe(s),(b) Non-Participating Subdivisions or (3) Non-Participating Special Districts. This Section XVI.E will not apply to any agreement entered into more than six (6) months after the Reference Date.

F.	Tax Reporting and Cooperation.

1.

Upon request by Teva, the Settling States, Participating Subdivisions, and Participating Special Districts agree to perform such further acts and to execute and deliver such further documents as may be reasonably necessary for Teva to establish the statements set forth in subsection VIII.G to the satisfaction of their tax advisors, their independent financial auditors, the Internal Revenue Service, or any other governmental authority, including as contemplated by Treasury Regulations Section 1.162-21(b)(3)(ii) and any subsequently proposed or finalized relevant regulations or administrative guidance.

2.

Without limiting the generality of subsection XVI.F, each Settling State, Participating Subdivision, and Participating Special District shall cooperate in good faith with Teva with respect to any tax claim, dispute, investigation, audit, examination, contest, litigation, or other proceeding relating to this Agreement.

3.

The Designated State, on behalf of all Settling States, Participating Subdivisions, and Participating Special Districts, shall designate one of its officers or employees to act as the “appropriate official” within the meaning of Treasury Regulations Section 1.6050X-1(f)(1)(ii)(B) (the “Appropriate Official”).

4.

Neither Teva nor the Settling States, Participating Subdivisions, and Participating Special Districts make any warranty or representation to any Settling jurisdiction or Releasor as to the tax consequences of the payment of the Compensatory Restitution Amount (or any portion thereof).

G.

No Third-Party Beneficiaries. Except as expressly provided in this Agreement, no portion of this Agreement shall provide any rights to, or be enforceable by, any person or entity that is not a Settling State or Released Entity. No Settling State may assign or otherwise convey any right to enforce any provision of this Agreement.

H.	Calculation. Any figure or percentage referred to in this Agreement shall be carried to seven decimal places.

I.

Construction. None of the Parties and no Participating Subdivision shall be considered to be the drafter of this Agreement or of any of its provisions for the purpose of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter of this Agreement. The headings of the provisions of this Agreement are not binding and are for reference only and do not limit, expand, or otherwise affect the contents or meaning of this Agreement.

J.

Cooperation. Each Party and each Participating Subdivision agrees to use its best efforts and to cooperate with the other Parties and Participating Subdivisions to cause this Agreement and the Consent Judgments to become effective, to obtain all necessary approvals, consents and authorizations, if any, and to execute all documents and to take such other action as may be appropriate in connection herewith. Consistent with the foregoing, each Party and each Participating Subdivision agrees that it will not directly or indirectly assist or encourage any challenge to this Agreement or any Consent Judgment by any other person, and will support the integrity and enforcement of the terms of this Agreement and the Consent Judgments.

K.

Entire Agreement. This Agreement, its exhibits and any other attachments, including the attorneys’ fees and cost agreement in Exhibit R, embodies the entire agreement and understanding between and among the Parties and Participating Subdivisions relating to the subject matter hereof and supersedes (1) all prior agreements and understandings relating to such subject matter, whether written or oral and (2) all purportedly contemporaneous oral agreements and understandings relating to such subject matter.

L.

Execution. This Agreement may be executed in counterparts and by different signatories on separate counterparts, each of which shall be deemed an original, but all of which shall together be one and the same Agreement. One or more counterparts of this Agreement may be delivered by facsimile or electronic transmission with the intent that it or they shall constitute an original counterpart hereof. One or more counterparts of this Agreement may be signed by electronic signature.

M.

Good Faith and Voluntary Entry. Each Party warrants and represents that it negotiated the terms of this Agreement in good faith. Each of the Parties and signatories to this Agreement warrants and represents that it freely and voluntarily entered into this Agreement without any degree of duress or compulsion. The Parties state that no promise of any kind or nature whatsoever (other than the written terms of this Agreement) was made to them to induce them to enter into this Agreement.

N.

No Prevailing Party. The Parties each agree that they are not the prevailing party in this action, for purposes of any Claim for fees, costs, or expenses as prevailing parties arising under common law or under the terms of any statute, because the Parties have reached a good faith settlement. The Parties each further waive any right to challenge or contest the validity of this Agreement on any ground, including, without limitation, that any term is unconstitutional or is preempted by, or in conflict with, any current or future law.

O.

Non-Admissibility. The settlement negotiations resulting in this Agreement have been undertaken by the Parties and by certain representatives of the Participating Subdivisions in good faith and for settlement purposes only, and no evidence of negotiations or discussions underlying this Agreement shall be offered or received in evidence in any action or proceeding for any purpose. This Agreement shall not be offered or received in evidence in any action or proceeding for any purpose other than in an action or proceeding arising under or relating to this Agreement or in any litigation or arbitration concerning Teva’s right to coverage under an insurance contract.

P.	Notices. All notices or other communications under this Agreement shall be in writing (including but not limited to electronic communications) and shall be given to the recipients indicated below:

1.	For the Attorney(s) General:

[***]

North Carolina Department of Justice

Attn: [***]

PO Box 629

Raleigh, NC 27602

[***]

[***]

Office of the Attorney General of Iowa

Attn: [***]

1305 E. Walnut St.

Des Moines, IA 50319

[***]

[***]

Office of the Tennessee Attorney General

Attn: [***]

P.O. Box 20207

Nashville, TN, 37202-0207

[***]

2.	For the Plaintiffs’ Executive Committee:

[***]

Farrell Law

P.O. Box 1180

Huntington, WV 25714-1180

[***]

[***]

Simmons Hanly Conroy LLC

112 Madison Avenue, 7th Floor

New York, NY 10016-7416

[***]

[***]

Motley Rice LLC

28 Bridgeside Blvd.

Mount Pleasant, SC 29464

[***]

[***]

Levin Papantonio Rafferty

316 South Baylen St.

Pensacola, FL 32502

[***]

[***]

Robbins Geller Rudman & Dowd LLP

120 East Palmetto Park Road

Boca Raton, FL 33432

[***]

[***]

Skikos, Crawford, Skikos & Joseph, LLC

One Sansom Street, Suite 2830

San Francisco, CA 94104

[***]

3.	For Teva:

[***]

Morgan Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

[***]

[***]

Teva Pharmaceuticals

400 Interpace Pkwy

Parsippany, NJ 07054

[***]

Any Party or the Plaintiffs’ Executive Committee may change or add the contact information of the persons designated to receive notice on its behalf by notice given (effective upon the giving of such notice) as provided in this subsection.

Q.

No Waiver. The waiver of any rights conferred hereunder shall be effective only if made by written instrument executed by the waiving Party or Parties. The waiver by any Party of any breach of this Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, nor shall such waiver be deemed to be or construed as a waiver by any other Party.

R.

Preservation of Privilege. Nothing contained in this Agreement or any Consent Judgment, and no act required to be performed pursuant to this Agreement or any Consent Judgment, is intended to constitute, cause, or effect any waiver (in whole or in part) of any attorney-client privilege, work product protection, or common interest/joint defense privilege, and each Party agrees that it shall not make or cause to be made in any forum any assertion to the contrary.

S.	Successors.

1.	This Agreement shall be binding upon, and inure to the benefit of, Teva and its respective successors and assigns.

2.

Teva shall not sell the majority of its voting stock or substantially all its assets without obtaining the acquiror’s agreement that it will constitute a successor with respect to Teva’s obligations under this Agreement.

3.

Teva shall not in one (1) transaction, or a series of related transactions, sell, or transfer assets (other than sales or transfers of inventories, or sales or transfers to an entity owed directly or indirectly by Teva) having a fair market value equal to twenty-five percent (25%) or more of the consolidated assets of Teva where the sale or transfer transaction is announced after the Reference Date, is not for fair consideration, and would foreseeably and unreasonably jeopardize Teva’s ability to make the payments under this Agreement that are due on or before the third Payment Date following the close of a sale or transfer transaction. The above restriction shall not apply if Teva obtains the acquiror’s agreement that it will be either a guarantor of or successor to the percentage of Teva’s remaining Payment Obligations under this Agreement equal to the percentage of Teva’s consolidated assets being sold or transferred in such transaction. Percentages under this section shall be determined in accordance with the United States generally accepted accounting principles and as of the date of Teva’s most recent publicly filed consolidated balance sheet prior to the date of entry into the sale or transfer agreement at issue. This subsection XVI.S.3 shall be enforceable solely by the Enforcement Committee, and any objection under this subsection XVI.S.3 not raised within twenty (20) calendar days from the date that Teva transmits notice of the transaction to the Enforcement Committee is waived. Any dispute under this subsection XVI.S.3 shall be a National Dispute as described in subsection XV.E and must be raised exclusively with the National Arbitration Panel as described therein within twenty (20) calendar days of the announcement, and the sole remedy shall be an order enjoining the transaction.

T.

Modification, Amendment, Alteration. After the Reference Date, any modification, amendment, or alteration of this Agreement by the Parties shall be binding only if evidenced in writing signed by Teva along with the signatures of at least thirty-seven (37) of those then-serving Attorneys General of the Settling States along with a representation from each Attorney General that either: (1) the advisory committee or similar entity established or recognized by that Settling State (either pursuant to subsection VIII.F.2, by a State-Subdivision Agreement, or by statute) voted in favor of the modification, amendment, or alteration of this Agreement including at least one Participating Subdivision-appointed member; or (2) in States without any advisory committee, that 50.1% of the Participating Subdivisions by population expressed approval of the modification, amendment, or alteration of this Agreement in writing. Provided, however, in the event the modification, amendment, or alteration relates to injunctive relief, interstate allocation between the Settling States, intrastate allocation in a particular Settling State, or fees or costs of Settling States and Participating Subdivisions, then every Settling State and each Participating Subdivision affected by that modification, amendment, or alteration must assent in writing. Provided further that, in the event the modification, amendment, or alteration relates to injunctive relief, then such amendment, modification, or alteration of injunctive relief against Teva will not be effective unless and until any Consent Judgment is modified by a court of competent jurisdiction, except as otherwise provided by the Injunctive Terms.

U.	Termination.

1.

Unless otherwise agreed to by Teva and the Settling State in question, this Agreement and all of its terms (except subsection XVI.O and any other non-admissibility provisions, which shall continue in full force and effect) shall be canceled and terminated with respect to the Settling State, and the Agreement and all orders issued by the courts in the Settling State pursuant to the Agreement shall become null and void and of no effect if one or more of the following conditions applies:

a.

A Consent Judgment approving this Agreement without modification of any of the Agreement’s terms has not been entered as to the Settling State by a court of competent jurisdiction on or before one hundred eighty (180) days after the Effective Date; or

b.

This Agreement or the Consent Judgment as to that Settling State has been disapproved by a court of competent jurisdiction to which it was presented for approval and/or entry (or, in the event of an appeal from or review of a decision of such a court to approve this Agreement and the Consent Judgment, by the court hearing such appeal or conducting such review), and the time to appeal from such disapproval has expired, or, in the event of an appeal from such disapproval, the appeal has been dismissed or the disapproval has been affirmed by the court of last resort to which such appeal has been taken and such dismissal or disapproval has become no longer subject to further appeal (including, without limitation, review by the United States Supreme Court).

2.	If this Agreement is terminated with respect to a Settling State and its Participating Subdivisions for whatever reason pursuant to subsection XVI.U.1, then:

a.

An applicable statute of limitation or any similar time requirement (excluding any statute of repose) shall be tolled from the date the Settling State signed this Agreement until the later of the time permitted by applicable law or for one year from the date of such termination, with the effect that Teva and the Settling State in question shall be in the same position with respect to the statute of limitation as they were at the time the Settling State filed its action; and

b.

Teva and the Settling State and its Participating Subdivisions in question shall jointly move the relevant court of competent jurisdiction for an order reinstating the actions and Claims dismissed pursuant to the terms of this Agreement governing dismissal, with the effect that Teva and the Settling

State and its Participating Subdivisions in question shall be in the same position with respect to those actions and Claims as they were at the time the action or Claim was stayed or dismissed.

3.

Unless Teva and the Enforcement Committee agree otherwise, this Agreement, with the exception of the Injunctive Relief Terms that have their own provisions on duration, shall terminate as to all Parties as of the Payment Date for Payment Year 13, provided that Teva has performed its payment obligations under the Agreement as of that date. Notwithstanding any other provision in this Agreement, all releases under this Agreement will remain effective despite any termination under this paragraph.

V.

Waiver. Teva, for good and valuable consideration the receipt of which is acknowledged, hereby (a) waives, foregoes and relinquishes all rights to utilize and/or seek relief under any of the following laws of the State of Texas for the restructuring of any of its business affairs: Tex. Bus. Orgs. Code § 10.003 (Contents of Plan of Merger: More Than One Successor) or any other statute of Subchapter A of Chapter 10 of Tex. Bus. Orgs. Code to the extent such statute relates to multi-successor mergers (and/or any other similar laws or statutes in any other state or territory); Tex. Bus. Orgs. Code §§ 11.01–11.414 (Winding Up and Termination of Domestic Entity); or Tex. Bus. & Com. Code §§ 23.01–23.33 (Assignments for the Benefit of Creditors) (collectively, the “Texas Statutes”), and (b) agrees, warrants and represents that it will not file, request or petition for relief under the Texas Statutes, in each case until such time as all of Teva’s obligations incurred hereunder are satisfied in full. The foregoing waiver and relinquishment includes, without limitation, until such time as all of Teva’s obligations hereunder are satisfied in full, Teva’s rights to execute a divisional merger or equivalent transaction or restructuring that in each case has the intent or foreseeable effect of (i) separating material assets from material liabilities and (ii) assigning or allocating all or a substantial portion of those liabilities to any subsidiary or affiliate that files for relief under chapter 11 of the Bankruptcy Code, or pursuant to which such subsidiary or affiliate that files for relief under chapter 11 of the Bankruptcy Code would be assuming or retaining all or a substantial portion of those liabilities.

W.

Affirmative Representation of Solvency. Teva Pharmaceutical Industries Ltd. and Teva Pharmaceuticals USA, Inc. hereby warrant and represent that, as of the date of the execution of this Agreement, it is not insolvent as such term is defined and interpreted under 11 U.S.C. §§101 et seq. (“Code”) including, without limitation, Code §§ 547 and 548.

X.

Governing Law. Except (1) as otherwise provided in the Agreement or (2) as necessary, in the sole judgment of the National Arbitration Panel, to promote uniformity of interpretation for matters within the scope of the National Arbitration Panel’s authority, this Agreement shall be governed by and interpreted in accordance with the respective laws of the Settling State, without regard to the conflict of law rules of such Settling State, that is seeking to enforce the Agreement against Teva or against which Teva is seeking enforcement. Notwithstanding any other provision in this subsection on governing law, any disputes relating to the Settlement Fund Escrow shall be governed by and interpreted in accordance with the law of the state where the escrow agent has its primary place of business.

Teva Global Settlement Exhibits